Exhibit 10.1

SECURED DEBENTURE PURCHASE AGREEMENT

THIS SECURED DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of April 28, 2025, is between PLUG POWER INC., a company incorporated under the laws of the State of Delaware, with principal executive offices located at 125 Vista Boulevard, Slingerlands, New York 12159 (the “Company”), and YA II PN, Ltd., a Cayman Islands exempt limited company (the “Buyer”) and as collateral agent (in such capacity, the “Collateral Agent”).

WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Debenture (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer and the Buyer shall purchase from Company a debenture substantially in the form attached hereto as Exhibit A (the “Initial Debenture”) in the aggregate principal amount of $210,000,000 (the “Initial Subscription Amount”), on the date that is one (1) Business Day (as defined below) following the satisfaction of the conditions contained herein (the “Initial Closing”), at a purchase price equal to 95% of the Initial Subscription Amount (the “Initial Purchase Price”);

WHEREAS, upon the terms and subject to the conditions contained herein, (a) the Company shall issue and sell to Buyer and Buyer shall purchase from Company one or more additional debenture(s), substantially in the form attached hereto as Exhibit A in an aggregate additional principal amount of up to $105,000,000 (the “Additional Subscription Amount”) on the date that is one (1) Business Day following the satisfaction of the conditions contained herein, at a purchase price equal to 95% of the Additional Subscription Amount (the “Additional Purchase Price”) and (b) at the Buyer’s election, the Buyer may purchase one or more additional debenture(s), substantially in the form attached hereto as Exhibit A in an aggregate uncommitted principal amount of up to $210,000,000 (the “Uncommitted Subscription Amount”), which may be purchased on the date that is one (1) Business Day following the satisfaction of the conditions contained herein, at a purchase price equal to 95% of the elected principal amount (such amount, the “Uncommitted Purchase Price”) (each such additional debenture issued, sold and purchased as provided in clauses (a) and (b) above is herein, individually and collectively, referred to as an “Additional Debenture”, and, the Initial Debenture and such Additional Debenture(s), are herein, individually and collectively, referred to as the “Debenture”; and the date of each such issuance, sale and purchase as provided in clauses (a) and (b) above is herein, individually and collectively, referred to as an “Additional Closing”);

WHEREAS, to induce the Buyer to enter into this Agreement, the Company, upon the completion of a Requisite Stockholder Approval (as defined below) shall issue and sell to the Buyer a warrant to acquire up to an aggregate number of shares of common stock of the Company, par value $0.01 per share (“Common Shares”), set forth opposite such Buyer’s name in column (d) on the Schedule of Buyers, substantially in the form attached hereto as Exhibit B (individually, a “Warrant” and collectively, the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

WHEREAS, the Company has agreed to register for resale under the Securities Act all of the Registrable Securities (as defined in the Debenture); and

WHEREAS, the Debenture(s), the Warrant(s), and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

(1)            PURCHASE AND SALE OF DEBENTURE AND WARRANTS.

(a)           Purchase of Debenture and Warrants.

(i)            Subject to the satisfaction (or waiver) of the conditions set forth in Sections (6) and (7) below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Initial Closing, (x) an Initial Debenture with principal amount corresponding to the Initial Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto and (y) the right to receive a Warrant for the number of Warrant Shares set forth opposite the Buyer’s name on Schedule I attached hereto, which Warrant shall be delivered within five days upon the stockholder approval required to effectuate a Share Authorization Event (as defined in the Debenture).

(ii)            Subject to the satisfaction (or waiver) of the conditions set forth in Sections (6) and (7) below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at each Additional Closing, (x) an Additional Debenture with principal amount corresponding to the Additional Subscription Amount or Uncommitted Subscription Amount, as applicable, set forth opposite the Buyer’s name on an updated Schedule I attached hereto and (y) in connection with an Additional Debenture issued under the Uncommitted Subscription Amount, a Warrant for the number of Warrant Shares set forth opposite the Buyer’s name on an updated Schedule I attached hereto.

(b)           Closing Dates.

(i)            Initial Closing Date. The Initial Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of the Initial Closing shall be at 10:00 a.m., New York time, on the first Business Day following the date on which the conditions to the Initial Closing set forth in Sections (6) and (7) below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Initial Closing Date”). As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(ii)            Additional Closing Dates. Subject to the satisfaction (or waiver) of the conditions set forth in Sections (6) and (7) below, if the Company has delivered an Additional Closing Notice (as defined below) to the Buyer, which such Additional Closing Notice shall identify, among other things, (i) the requested Additional Closing Date (as defined below) and (ii) the amount of the Additional Subscription Amount or, as applicable, the Uncommitted Subscription Amount requested, then the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, on a mutually agreed upon date, such date the “Additional Closing Date”), an Additional Debenture in the original principal amount set forth opposite such Buyer’s name in an updated Schedule of Buyers in connection with such Additional Closing Notice and, in connection with an Additional Debenture issued pursuant to the Uncommitted Subscription Amount, a Warrant for the number of Warrant Shares set forth opposite the Buyer’s name on Schedule I attached hereto.

(iii)          With respect to Additional Debentures sold pursuant to the Additional Subscription Amount, the right of the Company to offer to sell one or more Additional Debentures to the Buyer and the obligation of the Buyer to accept such offer is subject to the following additional conditions: (A) no portion of the Additional Subscription Amount may be offered by the Company and sold to the Buyer prior to the date that is the earlier of (x) 365 days following the Initial Closing Date and (y) the Business Day immediately following the occurrence of the Share Authorization Event, (B) following such date, no more than $52,500,000 of such Additional Subscription Amount may be offered by the Company and sold to the Buyer prior to the date that is 365 days following the Initial Closing Date, (C) the aggregate face amount of Additional Debenture(s) sold under the Additional Subscription Amount shall not exceed $105,000,000 and shall, subject to the terms of sub-clauses (iii)(A) and (iii)(B) of this sentence, be offered by the Company and sold to the Buyer on the date that is 365 days following the Initial Closing Date, provided the Share Authorization Event has occurred by such date, and (D) the Company may make only two such offers to the Buyer for the purchase of an Additional Debenture pursuant to the Additional Subscription Amount. The obligation of the Buyer to purchase any Additional Debenture(s) pursuant to the Additional Subscription Amount shall terminate on the date that is 366 days following the Initial Closing Date. The Buyer shall not have any obligation to purchase any Additional Debenture(s) pursuant to the Additional Subscription Amount unless the Share Authorization Event shall have occurred prior to the date that is 365 days following the Initial Closing Date.

(iv)          As used herein, (A) “Additional Closing Notice” shall mean written notice from the Company to the Buyer that identifies (x) the proposed date and time of the Additional Closing (or such other date as is mutually agreed to by the Company and the Buyer), (y) the proposed principal amount of the Additional Debenture to be issued, which amount for any Additional Debenture issued pursuant to the Additional Subscription Amount shall not be less than $50,000,000 or the remaining portion of the available Additional Subscription Amount if less than $50,000,000 and (z) if pursuant to the Uncommitted Subscription Amount, the proposed number of Warrants Shares to be issued; (B) “Closing Date” means, as applicable, the Initial Closing Date and each Additional Closing Date; (C) “Closing” means, as applicable, the Initial Closing and each Additional Closing; and (D) and “Purchase Price” means, as applicable, the Initial Purchase Price, the applicable Additional Purchase Price and the applicable Uncommitted Purchase Price.

(c)           Form of Payment; Deliveries.

(i)            Subject to the satisfaction (or waiver) of the terms and conditions set forth in Sections (6) and (7) of this Agreement, on the Initial Closing Date, (i) the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Initial Purchase Price (less any fees or expenses to be paid directly from the proceeds of the Initial Closing as set forth herein) for the Initial Debenture to be issued and sold to the Buyer at the Initial Closing Date and for the right to receive the Warrant upon the occurrence of the Share Authorization Event, and (ii) the Company shall deliver to the Buyer an Initial Debenture which the Buyer is purchasing at the Initial Closing with a principal amount corresponding with the Initial Subscription Amount set forth in Schedule I hereto and upon the occurrence of the Share Authorization Event the Company shall deliver a Warrant for the number of Warrant Shares set forth in Schedule I hereto, each duly executed on behalf of the Company.

(ii)           Subject to the satisfaction (or waiver) of the terms and conditions set forth in Sections (6) and (7) of this Agreement, on each Additional Closing Date, (i) the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Additional Purchase Price or, as applicable, the Uncommitted Purchase Price (less any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein) for the Additional Debenture and any additional Warrant to be issued and sold to the Buyer at such Additional Closing, and (ii) the Company shall deliver to the Buyer the Additional Debenture and the additional Warrant which the Buyer is purchasing at such Additional Closing with a principal amount corresponding with the Additional Subscription Amount or, as applicable, the Uncommitted Subscription Amount set forth in an updated Schedule I hereto and a Warrant for the number of Warrant Shares set forth in an updated Schedule I hereto, each duly executed on behalf of the Company.

(2)           BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of each Closing Date:

(a)           Investment Purpose. The Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws (this representation and warranty not limiting the Buyer’s right to sell the Securities in compliance with applicable securities laws). As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)           Accredited Investor Status. At the time the Buyer was offered the Securities, it was and, as of the date hereof, the Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)            Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)           Access to Information. The Buyer and its advisors have (i) been afforded the opportunity to ask questions of the Company and its management and to receive information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (ii) the opportunity to obtain such additional information necessary to make an informed investment decision with respect to the Buyer’s investment. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors or representatives, if any, shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section (3) below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Buyer understands that nothing in this Agreement or the other Transaction Documents (as defined below) or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)            Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or qualified under any state securities laws, and may not be offered for sale, sold, pledged, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) thereunder.

(f)            [Reserved].

(g)           Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h)           Authorization, Enforcement. The Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            No Conflicts. The execution, delivery and performance by the Buyer of Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated by the Transaction Documents to which it is a party will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(j)            Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by the Transaction Documents and ending on the date and such time that the transactions contemplated by the Transaction Documents are first publicly announced pursuant to Section (4)(a)(ii).

(k)           No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(l)            Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries (as defined below), (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(m)            Regulation M. The Buyer is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Shares and other activities with respect to the Common Shares by the Buyer.

(n)           Beneficial Ownership. The Buyer does not intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, at any one time, as a result of the transactions contemplated by the Transaction Documents (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding Common Shares or the voting power of the Company immediately before consummation of the transactions contemplated by the Transaction Documents.

(o)           Excluded Information. Notwithstanding anything to the contrary in this Agreement, the Buyer acknowledges that the Company has access to and is in possession of material nonpublic information regarding the Company and its subsidiaries that is not known to the Buyer (the “Excluded Information”). The Buyer hereby assumes and accepts the risk that the Excluded Information will not be known to the Buyer before making a binding commitment to purchase the Debenture(s) and the Warrant(s). The Buyer acknowledges that it has been afforded the opportunity to receive information (including the Excluded Information) about the Company and its financial condition, results of operations, business, properties, management and prospects, and to ask such questions of, and to receive answers from, representatives of the Company concerning such information (including the Excluded Information), in each case sufficient to enable the Buyer to evaluate a decision to enter into this Agreement.

(3)            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system, the Company hereby makes the representations and warranties set forth below to the Buyer as of the date hereof and as of each Closing Date:

(a)           Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company and its Subsidiaries in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of its obligations under any of the Transaction Documents to which it is a party or obligated thereby. “Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person (whether by contract or otherwise), and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. The Company and each of its Subsidiaries party to any Transaction Document has the requisite corporate or company power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of a Debenture and, upon the Requisite Stockholder Approval (as defined below) the issuance of the Warrant and the Warrant Shares, if any, and the reservation for issuance of the Warrant Shares upon exercise of the Warrants), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body (other than (i) the filing of an amendment to the Company’s certificate of incorporation and (ii) filings as may be required by the SEC or the Principal Market (as defined below)). The execution and delivery of the Transaction Documents by the Guarantors (as defined in the Guaranty and Security Agreement referred to below) and each other Subsidiary party thereto and the consummation by the Guarantors and each other Subsidiary party thereto of the transactions contemplated thereby, have been duly authorized by the such Guarantors’ and such Subsidiaries’ board of directors (or comparable governing body) and no further filing, consent or authorization is required by such Guarantor or such Subsidiary, its board of directors (or other comparable governing body) or its shareholders or other governmental body. This Agreement, the Guaranty and Security Agreement, the Financial Securities Account Pledge Agreement (as defined below), the IP Security Agreement (as defined below) and the Deposit Account Control Agreements (as defined in the Guaranty and Security Agreement) each has been, and the other Transaction Documents to which the Company, the Guarantors and any other Subsidiary are a party will be prior to the Initial Closing, duly executed and delivered by the Company, such Guarantors and such Subsidiary, and each constitutes the legal, valid and binding obligations of the Company, such Guarantors and such Subsidiaries, enforceable against the Company, such Guarantors and such Subsidiaries in accordance with its respective terms as of the date of each such documentations, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. As used herein, (A) “Transaction Documents” means, collectively, this Agreement, each Debenture, each Warrant, each Security Document (as defined below) and each of the other agreements and instruments entered into by the Company or any of its Subsidiaries or delivered by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby, as may be amended from time to time; and (B) “Requisite Stockholder Approval” means stockholder approval necessary to effectuate a Share Authorization Event.

(c)           Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, security interests and other encumbrances (collectively, “Liens”) with respect to the issuance thereof. Upon the issuance in accordance with the Warrants, the Warrant Shares, if any, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company, any Guarantor or any of their respective Subsidiaries are a party, as the case may be, and the consummation by the Company, such Guarantor or such Subsidiary of the transactions contemplated hereby and thereby (including, without limitation, (x) the issuance of each Debenture, (y) upon the Requisite Stockholder Approval, the issuance of each Warrant and (z) the Share Authorization Event, the Warrant Shares, if any) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, bylaws or other organizational documents of the Company or any of its Subsidiaries, or the terms or rights of any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture or instrument to which the Company or any of its Subsidiaries is a party or bound or by which of any their assets are bound, encumbered or otherwise affected, or (iii) assuming the accuracy of the representations and warranties in Section (2), result in a violation of any law, rule, regulation, order, judgment or decree, including, without limitation, U.S. federal and state securities laws and regulations, and the rules and regulations of the Nasdaq Capital Market (the “Principal Market,” provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Shares is then listed or traded) and including all applicable laws, rules and regulations applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, encumbered or otherwise affected, except in the case of (ii) and (iii), for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e)           Consents. Neither Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Requisite Stockholder Approval, any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market or the SEC), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances, other than failing to maintain a minimum closing bid price of $1.00 per share, which if such failure persists for 30 consecutive Trading Days (as defined in the Debenture), could reasonably lead to delisting or suspension of trading of the Common Shares. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that neither the Buyer nor any affiliate of the Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its advisors and representatives, and that the Company is not a client or customer of the Buyer or its affiliates and neither the Buyer nor any of its affiliates has provided any services to the Company or any of its affiliates.

(g)           No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor, to the Company’s knowledge, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company (other than the Convertible Debenture, dated as of November 12, 2024, issued by the Company in favor of the Buyer in the original face amount of $200,000,000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Convertible Debenture”) and the Standby Equity Purchase Agreement, dated as of February 10, 2025, between the Company and YA II PN, Ltd (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing SEPA”) or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholders approval provisions, including, without limitation, under the rules and regulations of Nasdaq Stock Market LLC (“Nasdaq”), other than the Requisite Stockholder Approval. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)           Dilutive Effect. The Company understands and acknowledges that if Warrant Shares are issued pursuant to the terms of the Warrant, the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Warrant Shares (as set forth in the Warrant) in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(i)            Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholders rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(j)            SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes to the financial statements or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(k)            Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as specifically set forth in a subsequent SEC Filing filed prior to the date hereof, there has been no Material Adverse Effect, nor any event or occurrence affecting the Company or its Subsidiaries that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in the Form 10-K, except as specifically set forth in a subsequent SEC Filing filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section (3)(k), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; or (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(l)            No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)          Regulatory Permits. During the one (1) year prior to the date hereof, (i) the Common Shares have been listed on the Principal Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where the revocation or modification of such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)           Foreign Corrupt Practices. None of the Company or any of its Subsidiaries or any director or officer or, to the Company’s knowledge, any employee, any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable anti-bribery or anti-corruption laws, nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(o)           Equity Capitalization.

(i)            Authorized and Outstanding Capital Stock. As of March 31, 2025, the authorized capital stock of the Company consists of (A) 1,500,000,000 Common Shares, of which, 977,350,335 shares (excluding treasury shares) were issued and outstanding and (B) 5,000,000 shares of preferred stock, none of which was issued and outstanding. As of March 31, 2025, the Company has reserved 329,510,156 Common Shares for issuance to parties or persons other than the Buyer.

(ii)            Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, there are no Common Shares that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries, and includes the Existing Convertible Debenture.

(iii)          Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the resale of any of their securities under the Securities Act (except pursuant to this Agreement and the Existing Convertible Debenture and except in connection with the Transaction Agreement, dated as of July 20, 2017, by and between the Company and Wal-Mart Stores, Inc., the Transaction Agreement, dated as of August 24, 2022, by and between the Company and Amazon.com, Inc. and the earn-out settlement agreement with Giner ELX, Inc.); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(iv)          Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto. Neither the Company nor any of its Subsidiaries is in violation of any term under the Certificate of Incorporation, Bylaws, certificate of formation, bylaws or other organizational documents of the Company or any of its Subsidiaries.

(p)           Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(q)           Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (1) is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (2) is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            Title to Property.

(i)            Real Property. Each of the Company and its Subsidiaries (as the case may be) holds good title to all real property or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all liens other than Permitted Liens (as defined in the Initial Debenture). Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use of such property and buildings by the Company or any of its Subsidiaries.

(ii)            Personal Property. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”) free and clear of all liens other than Permitted Liens. To the knowledge of the Company, the Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all liens other than Permitted Liens (as defined in the Initial Debenture).

(s)            Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except where such claim, action or proceeding would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of them under all such laws to conduct their respective businesses and (c) are in compliance with all material terms and conditions of any such permit, license or approval.

(u)           Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and other material tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to timely file would not, individually or in the aggregate, have a Material Adverse Effect), (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended.

(v)           Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(w)            Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

(y)            Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(z)            Registration Eligibility. The Company is eligible to use, and meets the transaction requirements of, Form S-3 under the Securities Act.

(aa)         Shell Company Status. The Company is not and has never been an issuer identified in, or subject to, Rule 144(i).

(bb)         Sanctions Matters. None of the Company or any of its Subsidiaries or controlled affiliates or, to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, as of the date of this Agreement, but without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(cc)          Disclosure. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred, and no information exists, with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Buyer has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section (2). The Company acknowledges and agrees that as of the date that the Company files a Form 8-K to announce its entry into this Agreement and the other Transaction Documents, the Non-Disclosure Agreement, dated as of February 23, 2025, by and between the Company and Yorkville Advisors Global, LP (the “Confidentiality Agreement”) shall automatically, without any further action by any party, terminate and be of no further force or effect, including with respect to any obligation that by the terms set forth in such Confidentiality Agreement is to survive a termination of the Confidentiality Agreement, which obligation(s) shall also terminate.

(dd)         No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(ee)          Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section (2), no registration under the Securities Act is required for the offer and sale of the Debenture and the Warrants by the Company to the Buyer as contemplated hereby. The Securities will be issued hereunder in a manner that does not contravene the rules and regulations of the Principal Market.

(ff)           No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, nor is the Company currently aware of facts or circumstances which would be reasonably expected to cause a material disagreement of any kind, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(gg)         Immaterial Subsidiaries and Excluded Subsidiaries. Schedule 3(gg) identifies each Immaterial Subsidiary and each other Excluded Subsidiary of the Company.

(hh)         Perfection. Other than in respect of assets and properties identified on Schedule 4(q) hereto that are subject to the post-signing obligations set forth therein, the lien of the Collateral Agent on all Collateral (as defined below) is and shall at all times be subject to a perfect, first priority lien (subject only to Permitted Prior Liens (as defined in the Initial Debenture) which are senior by operation of law) in favor of the Collateral Agent, for itself and on behalf of the Secured Parties.

(ii)            Security Documents. The representations and warranties set forth in each of the Security Documents are true and correct as therein provided.

(jj)            Cash Concentration Sweep Programs. For any deposit account or securities account which is to be subject to a deposit account control agreement or securities account control agreement, as applicable, no such account is subject to any cash management automatic transfer structure, cash concentration service or any similar program except the deposit account maintained as of the date hereof by the Company with J.P. Morgan Chase, N.A. with account number 70823709 (which serves as the “master” account) and the lockbox account maintained by the Company with J.P. Morgan Chase, N.A. with account number 78263881 (which serves as the “child” or “linked” account).

(4)            COVENANTS.

(a)            Effective Registration Statement.

(i)            The Registration Statement. The Company has filed, in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act, on Form S-3 (File Number 333-265488) (the “Initial Registration Statement”) including a base prospectus, with respect to the issuance and sale of securities by the Company. The Initial Registration Statement became automatically effective on June 8, 2022, and remains in effect on the date hereof.

(ii)            Initial Disclosure. On or before the first Business Day immediately following the execution of this Agreement, the Company shall file with the SEC a current report on Form 8-K or such other appropriate form as determined by counsel to the Company (the “Current Report”), relating to the transactions contemplated by this Agreement and the other Transaction Documents (such disclosure, following review and approval by the Buyer prior to its filing the “Initial Disclosure”). From and after the filing of the Current Report, the Company shall have publicly disclosed all material, non-public information provided to the Buyer by the Company to and including the time of filing of the Current Report.

(iii)          Registration of Warrant Shares. On or before the first Business Day following the issuance of any Warrant, the Company shall register the Registrable Securities for resale by the Buyer by filing a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, or a prospectus supplement under Rule 424(b)(7) to the Company’s automatic shelf registration statement filed pursuant to Rule 462 of the Securities Act (the “Registration Statement”). If the Company files with the SEC a prospectus supplement pursuant to Rule 424(b)(7) of the Securities Act, it will disclose an updated Plan of Distribution, including the identity of the Buyer and its beneficial ownership of the Warrant Shares, and all other information relating to the transactions contemplated by the Transaction Documents required to be disclosed therein. To the extent required or reasonably requested by the Buyer at any time after the issuance date of each Warrant (the “Issuance Date”), the Company shall promptly file with the SEC a prospectus supplement or amendment thereto pursuant to Rule 424(b) of the Securities Act to include any new or additional selling securityholder disclosure.

(iv)          Maintaining a Registration Statement. So long as the Registrable Securities are outstanding, the Company shall maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that the Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with the Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(v)           Filing Procedures. So long as the Registrable Securities are outstanding, not less than one Business Day prior to the filing of a Registration Statement and not less than one Business Day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, definitive proxy statements on Schedule 14A and any similar or successor reports), the Company shall furnish to the Buyer copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Buyer (in each of which cases, if such document contains material non-public information as consented to by the Buyer pursuant to Section (4)(g)(ii), the information provided to the Buyer will be kept confidential until filed). The Buyer shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Buyer fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Buyer in the form originally delivered by the Company to the Buyer.

(vi)          Delivery of Final Documents. The Company shall furnish to the Buyer without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Buyer, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Buyer may reasonably request) and (iii) such other documents as the Buyer may reasonably request from time to time in order to facilitate the disposition of the Underlying Securities owned by the Buyer pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this Section.

(b)           Blue Sky. The Company shall, on or before the Closing Date or the Issuance Date, as the case may be, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Debenture and the Warrant for sale to the Buyer at the Closing or the Issuance Date, as the case may be, pursuant to this Agreement and the other Transaction Documents under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(c)            Reporting Status. Until the date on which the Buyer shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act (reports filed in compliance with the time period specified in Rule 12-25 promulgated under the Exchange Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require such reporting or permit such termination.

(d)           Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or applicable laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. The proceeds of the Initial Debenture issued on the Initial Closing Date shall be used, in part, to repay on the Initial Closing Date $60,000,000 of principal, all accrued and unpaid interest then due and owing with respect to all obligations thereunder, the Payment Premium (as defined in the Existing Convertible Debenture) due with respect to such payment, and all other obligations then due and owing under the Existing Convertible Debenture in accordance with the terms thereof.

(e)            Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section (4)(e). “Underlying Securities” means the Warrant Shares that may be issuable upon exercise of any Warrant, as applicable, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Shares are converted or exchanged.

(f)            Fees. The Company shall pay the Buyer or an affiliate thereof, as directed by the Buyer, a one-time due diligence and structuring fee of $25,000, which was previously received. The Company shall also reimburse the Buyer for its reasonable and documented out-of-pocket legal expenses incurred in connection with the transaction contemplated by the Transaction Documents (including, filing fees for Security Documents, mortgage taxes incurred, and all such other reasonable and documented expenses incurred in connection with preparing and negotiating Security Documents and effecting liens on the assets pursuant thereto), which expenses shall be deducted from the gross proceeds of each applicable Closing or otherwise upon demand therefor by Buyer; provided, however, the Company’s reimbursement obligation in respect of such out-of-pocket legal expenses incurred in connection with the negotiation and preparation of the Transaction Documents executed and delivered on the date hereof or otherwise delivered in connection with such Transaction Documents on the date hereof shall not exceed $300,000 and shall be paid on the earlier of the Initial Closing Date or May 12, 2025.

(g)            Material Information; Confidential Information.

(i)            [Reserved].

(ii)           MNPI. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto the Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer’s prior written consent, the Company hereby (x) covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or any other duty to the Company in respect of, such material, non-public information, (y) expressly acknowledges that in such case such material, non-public information will be delivered without any expectation of, or entitlement to, the maintenance of any confidentiality or any other duty with respect thereto and (z) covenants and agrees that the Company shall comply with its obligations in Section (4)(g)(iii) below.

(iii)            Other Confidential Information. In addition to other remedies set forth in this Section (4)(g), and without limiting anything set forth in any other Transaction Document, at any time after the termination of the Confidentiality Agreement if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides the Buyer with material non-public information relating to the Company or any of its Subsidiaries without the Buyer’s prior written consent (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if the Buyer authorized the delivery of such Confidential Information, either (I) if the Company and the Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date the Buyer first received any Confidential Information or (y) if the Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after the Buyer’s receipt of such Confidential Information.

(iv)            Public Statements. Neither the Company, its Subsidiaries nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including on any earnings calls) with respect to such transactions (A) in substantial conformity with the Initial Disclosure (which, for the avoidance of doubt, shall include any exhibits thereto); and (B) as is required by applicable law.

(h)            Reservation of Shares. So long as any Warrant remains outstanding, the Company’s board of directors shall have reserved from its duly authorized capital stock and the Company shall have instructed its transfer agent to irrevocably reserve (and no later than three (3) Business Days after receipt of such instruction, the transfer agent shall have reserved) the Required Reserve Amount (as defined below); provided that at no time shall the number of shares of Common Shares reserved pursuant to this Section be reduced other than proportionally in connection with the issuance of any Warrant Shares under the Warrant or a reverse stock split. If at any time the number of Common Shares authorized to be issued is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, and recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount. As used herein, “Required Reserve Amount” means the 31,500,000 Common Shares (as adjusted for stock dividends, stock splits, and similar corporate actions) authorized and unissued Common Shares reserved for issuance upon the exercise of the Warrants.

(i)            Conduct of Business. At all times from the date hereof until the Debenture has been indefeasibly repaid, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(j)            Short Sales. Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when the Debenture, the Warrant and any Warrant Shares are no longer outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or any securities or loans that are exercisable or convertible for Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Shares or (2) selling a number of Common Shares equal to the number of Underlying Securities that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, upon the exercise of the Warrant (it being acknowledged and agreed that nothing herein shall prohibit or restrict the Buyer from selling any Common Shares as herein provided prior to the date the Buyer actually receives such Common Shares).

(k)            [Reserved].

(l)            Guaranty and Collateral Matters.

(i)            The Company shall, and shall cause each of its Subsidiaries (other than any Excluded Subsidiary (as defined below)) to guarantee the Debenture Obligations as set forth the Guaranty and Security Agreement referred to below and to grant security interests and liens on its real and personal property as provided below in this Section (4)(l) and in the Guaranty and Security Agreement, the Mortgages, the Leasehold Mortgages and the other Security Documents referred to below. The Collateral Agent, for the ratable benefit of the Secured Parties, shall have a first priority, perfected lien on all Collateral purported to be granted under any Security Document at all times.

(ii)           The Company shall, and shall cause each of its Subsidiaries (other than any Excluded Subsidiary except Plug Power Europe SAS, an entity organized under the laws of France) to grant security interests and liens and to take such actions requested by the Collateral Agent to perfect such security interests and liens in all personal and real property of the Company and its Subsidiaries (other than any Excluded Property).

(iii)           Within thirty (30) days of the formation or acquisition of any new Subsidiary or any Subsidiary ceasing to be an Immaterial Subsidiary or Excluded Subsidiary, the Company shall cause such Subsidiary (A) to execute and deliver a joinder agreement to the Guaranty and Security Agreement, (B) to execute and deliver such other Security Documents as the Collateral Agent requests and (C) to deliver to the Collateral Agent such opinion letters, surveys, title policies, environmental reports, estoppel letters and other information, documents and instruments, for all documents referred to in this sub-clause (iii), each in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent may request in connection therewith.

(iv)           The Company shall, and shall cause each of its Subsidiaries to, promptly (and in any event within three (3) Business Days of receipt thereof) deposit into a deposit account subject to a deposit account control agreement in favor of the Collateral Agent all proceeds of accounts receivables of the Company and its Subsidiaries over which the Collateral Agent has purportedly been granted a security interest under any Security Document.

(v)           Upon the acquisition of any fee owned real property that is not Excluded Property, the Company shall, or shall cause the applicable Subsidiary(ies) to, execute and/or deliver to the Collateral Agent a duly executed Mortgage, together with such other Security Documents requested by the Collateral Agent, each in form, scope and substance reasonably satisfactory to the Collateral Agent, within sixty (60) days of the acquisition thereof. Upon the entry into a lease of real property that is or is intended to be used as a manufacturing facility or hydrogen plant, the Company shall, or shall cause the applicable Subsidiary(ies) lessee(s), to execute and/or deliver to the Collateral Agent a duly executed Leasehold Mortgage, together with such other Security Documents requested by the Collateral Agent, each in form, scope and substance reasonably satisfactory to the Collateral Agent, within sixty (60) days of the execution of the applicable lease. Upon the entry into a lease of any other property that is or is intended to be used to maintain equipment or inventory with a value in excess of $2,000,000 in aggregate, the Company shall, or shall cause the applicable Subsidary(ies) lessee(s) and the landlord to execute and deliver a landlord access and waiver agreement in form, scope and substance reasonably acceptable to the Collateral Agent, within sixty (60) days of the execution of the applicable lease. Within five (5) days of any such acquisition of any fee owned real property or of any entry into a lease of such leased property (irrespective of whether such property is Excluded Property), the Company shall notify the Collateral Agent in writing of such event and provide details of such acquisition or leased arrangement to include the owner or lessee of such property, the location of such property and such other details as the Collateral Agent may request.

(vi)            The Company shall, and shall cause each of its Subsidiaries, to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, each in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent may reasonably request in order to carry out the intent and accomplish the purposes of this Section (4)(l).

(vii)         As used herein,

(1)            “Collateral” means, collectively, (a) “Collateral” as defined in the Guaranty and Security Agreement, (b) the “Mortgaged Property” (or such similar term) identified in each Mortgage or each Leasehold Mortgage, (c) the “Financial Securities” and the “New Financial Securities” each as defined in the Financial Securities Account Pledge Agreement and (d) all such other assets and properties pledged to the Collateral Agent pursuant to a Security Document from time to time.

(2)            “Debenture Obligations” shall have the meaning ascribed thereto in the Guaranty and Security Agreement.

(3)            “DOE Subsidiary” means any special purpose subsidiary formed to be the borrower or any intermediate parent holding company of such subsidiary formed to be an obligor in connection with any DOE Financing.

(4)            “DOE Financing” means any indebtedness owing to (x) the United Stated Federal Financing Bank that is guaranteed by the United States Department of Energy, (y) any other governmental authority of the United States or (z) any financial institution acting as an administrator, facilitator, agent, trustee, servicer, conduit, instrumentality or similar capacity with respect to any entity referred to in clause (x) or (y).

(5)            “Excluded Account” means (i) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the employees of the Company or any Subsidiary, (ii) any tax account (including any sales tax account), (iii) any fiduciary, pension, 401(k) or similar trust account holding employee funds, (iv) any impound, escrow, trust, redemption or defeasance or similar account, (v) any cash collateral account subject to a Permitted Lien referred in Section 4(c)(ii) of the Debenture and (vi) any Project Restricted Account.

(6)            “Excluded Property” shall be defined to include each of the following: (i) (A) any fee owned real property with a fair market value below $2,000,000, or (B) any leased property not used as a manufacturing facility or a hydrogen plant; provided, however, with respect to (i)(A) and (i)(B) herein, the foregoing exclusions shall not apply to any real property (whether owned or leased) that is or is intended to be used as a manufacturing facility or a hydrogen plant (which such manufacturing facility and hydrogen plant and the equipment and inventory located therein shall be included as Collateral) or to any real property (whether owned or leased) that maintains or is intended to maintain equipment or inventory with a value in excess of $2,000,000 in aggregate; (ii) (A) any investment tax credits created pursuant to the Bond Purchase Agreement dated as of November 1, 2021 with respect to the Taxable Revenue Bonds (Peachtree Renewables LLC Project), Series 2021 Bonds for the property located at 291 Commercial Drive, Woodbine, GA 31569 and subject to the 2024 Tax Credit Transfer Agreement, dated January 24, 2025, which was entered into in connection with the Project referred to therein (the “Peachtree Tax Credit Financing”) and (B) any other investment tax credits subject to one or more customary tax credit financing(s) entered into after the date hereof in an aggregate principal amount of up to $20,000,000 (collectively, the “Additional Tax Credit Financing”); (iii) assets with respect to which pledges and security interests are prohibited by applicable law, rule, regulation or contractual obligations (in the case of contractual obligations, solely to the extent that such restriction is binding upon such assets on the closing date or the date of the acquisition thereof or is a renewal or replacement thereof) and not entered into in contemplation of this requirement (except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) or would require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent has been received); (iv) assets (including assets of any Excluded Subsidiary) to the extent that a grant of security interest therein could reasonably be expected to result in adverse tax consequences to the Company or any of its Subsidiaries, as determined by the Company in good faith; (v) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Company or any Subsidiary thereof) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code; (vi) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in such licenses, franchises, charters or authorizations is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code; (vii) pending “intent to use” trademark applications for which an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has not been filed with or accepted by the United States Trademark Office; (viii) Excluded Accounts; (ix) Excluded Securities and (x) any equipment or other real or personal property or asset that is subject to a permitted lien if the agreement governing such lien (or the indebtedness secured thereby) prohibits a lien thereon securing any other indebtedness or requires the consent of any person (other than the Company or any Subsidiary thereof) as a condition to the creation of any other security interest on such equipment or other real or personal property or asset and, in each case, such prohibition or requirement is permitted under the Transaction Documents after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code. Notwithstanding the foregoing, proceeds of any of the Excluded Property shall not constitute Excluded Property unless such proceeds are Excluded Property identified above.

(7)            “Excluded Securities” means any equity interests which (i) constitute Excluded Property under clauses (iii) or (iv) of the definition thereof), (ii) are equity interests in a joint venture or other person which is not a wholly-owned subsidiary of the Company or are equity interests of a Project Subsidiary to the extent that a pledge thereof to secure the Debenture Obligations is prohibited by the terms of the operating agreement of such joint venture or such other person, after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (iii) are equity interests of a DOE Subsidiary to the extent that a pledge thereof to secure the Debenture Obligations is prohibited by any agreement of such DOE Subsidiary with a governmental authority of the United States without the consent of such governmental authority of the United States, (iv) equity interests of a non-U.S. Subsidiary in excess of 65% of the voting equity interests in such non-U.S. Subsidiary or (v) are margin stock.

(8)            “Excluded Subsidiary” means any of the following: (i) each Immaterial Subsidiary, (ii) each Subsidiary that is prohibited from guaranteeing the Debenture Obligations by a contractual obligation (to the extent such prohibition exists on the closing date or at the time of the acquisition of such subsidiary or is a renewal or replacement thereof) to the extent such contractual obligation was not entered into or created in contemplation of this requirement, (iii) each Project Subsidiary, (iv) each not for profit subsidiary or political action committee, (v) any foreign subsidiary, any domestic subsidiary the sole asset of which is the ownership of equity interests of any first tier foreign subsidiary (other than Hypulsion U.S. Holdings, Inc., a Delaware corporation), any subsidiary of a foreign subsidiary, or subsidiary which is a foreign sales office and does not own any material assets, (vi) any other subsidiary with respect to which guaranteeing the Debenture Obligations could reasonably be expected to result in a material adverse tax consequence to the Company or any subsidiary as determined in good faith by the Company, (vii) any DOE Subsidiary and (viii) any other subsidiary with respect to which the Company and the Collateral Agent reasonably determine that the cost or other consequence of providing a guarantee of the Debenture Obligations is excessive in relation to the value afforded thereby.

(9)            “Financial Securities Account Pledge Agreement” means that certain Financial Securities Account Pledge Agreement entered into by Hypulsion U.S. Holding, Inc. and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time).

(10)          “Guaranty and Security Agreement” means that certain Guaranty and Security Agreement dated as of the date hereof among the Company and its Subsidiaries party thereto from time to time and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time).

(11)          “Immaterial Subsidiary” means any Subsidiary of the Company that does not have (i) revenue, determined on a consolidated basis with its Subsidiaries, as of the last day of the most recently ended four fiscal quarter period as of such date, in excess of 2.5% of the aggregate revenue of the Company and its Subsidiaries, on a consolidated basis, for such period or (ii) as of the date of determination, total assets, determined on a consolidated basis with its Subsidiaries, at any time, in excess of 2.5% of the consolidated total assets of the Company and its Subsidiaries, on a consolidated basis, as such date; provided that (x) the aggregate amount of revenue of Subsidiaries constituting Immaterial Subsidiaries, as of the last day of the most recently ended four fiscal quarter period, shall not exceed 5% of the aggregate revenue of the Company and its Subsidiaries, on a consolidated basis, for such period and (y) as of any date of determination, the total assets of Subsidiaries constituting Immaterial Subsidiaries shall not at any time exceed 5% of the consolidated total assets of the Company and its Subsidiaries, on a consolidated basis as of such date.

(12)          “Leasehold Mortgage” means any leasehold mortgage, deed to secure debt or similar instrument granting the Collateral Agent a Lien on the leasehold interest of the Company or any of its Subsidiaries and fixtures, each as amended, amended and restated, supplemented or otherwise modified from time to time.

(13)          “Mortgage” means a mortgage, deed of trust or similar instrument granting the Collateral Agent a Lien on a fee owned property interest of the Company or any of its Subsidiaries and fixtures, each as amended, amended and restated, supplemented or otherwise modified from time to time.

(14)          “Project” means a fuel cell energy project or any hydrogen power generation project, as applicable.

(15)          “Project Documents” means, for any Project, all material agreements and contracts relating to the acquisition, construction, development, ownership, operation and maintenance of such Project or the sale of hydrogen or other Project products, in each case other than a Project Financing Agreement.

(16)          “Project Financing” means the financing incurred by the Company (only if in existence as of the date the Initial Closing Date and otherwise subject to the terms set forth in Section 4(b)(ii) of the Debenture) or a Project Subsidiary (whether in existence as of the Initial Closing Date or incurred thereafter and otherwise subject to the terms set forth in Section 4(b)(ii) of the Debenture), in either such case, of a Project including (i) under the Project Financing Agreement or other debt financing of a Project Subsidiary (provided that, to the extent such financing is secured, it is secured only by the assets described in clause (iii) of the definition of “Project Financing Agreement”) or (ii) the issuance or sale of equity securities of any Project Subsidiary.

(17)          “Project Financing Agreement” means, for any Project, any material lease or financing agreement that satisfies the conditions of a Project Financing and that meets all of the following requirements: (i) with respect to any Project Financing constituting a sale and lease-back transaction with respect to fuel cell equipment, is entered into in the ordinary course of business or is consistent with past practice or industry practice; (ii) provides for the lease or non-recourse debt financing of such Project (other than unsecured guarantees and similar credit support by the Company or a Project Subsidiary); and (iii) if secured, is secured by any or all of the following: (a) such Project and related assets (which include, without limitation, the equipment comprising a Project and to the extent owned by the Company or any of its subsidiaries, hydrogen transportation trucks necessary to delivery hydrogen produced by such facility), the any generation of hydrogen from a Project, any receivables arising therefrom and cash proceeds thereof (and any receivables arising from the servicing thereof and the cash proceeds thereof), (b) any cash collateral to back stop letters of credit permitted under Section 4(b)(ii) of a Debenture, (c) the deposit account used exclusively to hold any cash collateral referred to in sub-clause (b) above, (d) any power purchase agreements, customer sales contracts and other Project Documents related thereto, (e) any documents, books and records related to such Project and such assets, including project finance documents that are entered into specifically in connection with a Project or any other Project (and its related assets) with the same Project Lender under any Project Financing Agreement, or (f) other assets of the relevant Project Subsidiary.

(18)          “Project Lender” means any lessor or lender party to a Project Financing Agreement.

(19)          “Project Restricted Accounts” means, with respect to any Project, any deposit account(s) and/or securities account(s) that have been established pursuant to or in connection with the Project Financing Agreement relating to such Project (and any other Projects subject to such Project Financing Agreement) for the purpose of securing the Project Financing pursuant to such Project Financing Agreement, including (if applicable), without limitation, for collecting, allocating and distributing proceeds generated by such Project(s).

(20)          “Project Subsidiary” means a subsidiary of the Company formed or designated for the purpose of (i) financing one or more Projects pursuant to a Project Financing (including any sale and lease-back transaction), (ii) providing support under customer arrangements, (iii) acting as a special purpose provider or (iv) acting as a special purpose borrower or obligor.

(21)          “Security Documents” means, individually and collectively, (a)(i)  the Guaranty and Security Agreement and (ii) the Financial Securities Accounts Pledge Agreement, (b) each Deposit Account Control Agreement and each Securities Account Control Agreement (each as defined in the Guaranty and Security Agreement), (c) each IP Security Agreement (as defined in the Guaranty and Security Agreement), (d) each Mortgage and Leasehold Mortgage, together with all surveys, title policies, environmental reports, estoppel letters or other similar policies, reports and documents relating thereto, and (e) any and all financing statements, security agreements, pledge agreements, assignments, landlord waivers and access agreements, opinions of counsel, and all other documents and instruments requested by the Collateral Agent to create, perfect, and continue perfected or to better perfect the Collateral Agent’s security interest in and Liens on the Collateral, and all other collateral identified in the Guaranty and Security Agreement or any Mortgages or any Leasehold Mortgages, which security interests and Liens are held by the Collateral Agent for itself and on behalf of the Secured Parties, each in form and substance satisfactory to the Collateral Agent and the Required Holders and each as amended, amended and restated, supplemented or otherwise modified from time to time.

(m)          Subsidiaries, Immaterial Subsidiaries and Excluded Subsidiaries. The Company may designate any Subsidiary as an Immaterial Subsidiary in accordance with the following:

(i)            From time to time after the Initial Closing Date, the Company may designate any Subsidiary of the Company as an Immaterial Subsidiary by written notice to the Collateral Agent (which written notice shall include a certification of compliance with this Section (4)(m)(i)); provided, that after giving effect to such certification, (A) no Event of Default (as defined in the Debenture) shall have occurred, and (B) no Subsidiary may be designated as an Immaterial Subsidiary if such Subsidiary creates, incurs, issues, assumes, guarantees or otherwise becomes directly or indirectly liable with respect to any other Indebtedness pursuant to which a lender has recourse to any of the assets of any Issuer Party (as defined below). The designation of a Subsidiary as an Immaterial Subsidiary shall constitute an Investment (as defined in the Debenture) by the Company and its other Subsidiaries. From the date hereof to the initial Closing Date, the Company may not designate any Subsidiary of the Company as an Immaterial Subsidiary.

(ii)           So long as no Event of Default would result after giving effect to such designation or re-designation, the Company may redesignate any Immaterial Subsidiary as a “Subsidiary” by written notice to the Collateral Agent and complying with the applicable provisions of this Section (4)(m), Section (4)(l) and otherwise as provided in the other Security Documents. Any Immaterial Subsidiary that is re-designated as a Subsidiary may not be subsequently be redesignated as an Immaterial Subsidiary. The designation of any Immaterial Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of Indebtedness and liens of such Subsidiary existing at such time.

(iii)          Immaterial Subsidiaries and Excluded Subsidiaries may not own (A) Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, (B) permits that are material to the business of the Company and its Subsidiaries, taken as a whole, and (C) any equity interests in any Issuer Party.

(iv)          Immaterial Subsidiaries and Excluded Subsidiaries may not own, directly or indirectly, any equity securities of, or hold a lien on any assets of, the Company, any Guarantor or any other Subsidiary for which its equity interests have been pledged pursuant to the Guaranty and Security Agreement.

(v)           As used herein,

(1)            “Issuer Party” means the Company and each of its Subsidiaries other than an Immaterial Subsidiary or an Excluded Subsidiary.

(vi)          On the date hereof, the following Subsidiaries are designated as Immaterial Subsidiaries:

(1)            Plug Power Holding Inc.

(2)            Plug Power Bison, LLC

(3)            Hydrogen Coalition of America, LLC

(4)            Yellowtail Energy, LLC

(5)            Plug power JV LLC

(6)            Wesmor Cryogenics, LLC

(7)            Proton Services Inc.

(8)            Proton GCI SPV I LLC

(9)            Emergent Power Inc.

(10)          Plug power ELX Holding, Inc.

(11)          Giner ELX Sub, LLC

(12)          United Hydrogen Cryogenics, LLC

(13)          United Hydrogen Fuels, LLC

(14)          United Hydrogen of Tennessee, LLC

(15)          United Hydrogen Cryogenics of Tennessee, LLC

(16)          Plug Power Energy Loan Borrower LLC

(n)           Insurance. The Company and each of its Subsidiaries are (and so long as any Debenture and Warrant remains outstanding shall continue to be) insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company shall ensure that the Collateral Agent is identified as a lender loss payee on all property insurance policies and as an additional insured on all liability policies (including excess liability policies and umbrella policies) and, in each case, the insurance company shall provide the Collateral Agent at least thirty (30) days prior notice of the termination of any such policies (10 days’ prior written notice for non-payment).

(o)           [Reserved].

(p)           Opinion Letters. Concurrently with the issuance of the Initial Warrant, the Collateral Agent and the Buyer shall have received an opinion of counsel to the Company, dated as of the issuance date of the Initial Warrant, in form and substance reasonably acceptable to the Collateral Agent and the Buyer, which opinion of counsel includes, among other items, customary opinions on the good standing, authority, execution and delivery of the Warrant, enforceability, and no conflicts, and the due authorization, validity and such other matters relating to the Warrant Shares.

(q)           Post-Signing Obligations. As a material inducement to the Buyer entering into this Agreement, the Company shall, and shall cause each applicable Subsidiary to, take each of the actions by the dates set forth on Schedule 4(q) hereto.

(r)            Additional Covenants. For the period commencing on the date hereof to and including the Initial Closing Date, Section 4 of the form Debenture attached hereto as Exhibit B shall be incorporated herein mutatis mutandis and any violation of this Section 4 (inclusive of Section 4 from the form Debenture) shall be and shall be deemed to be an Event of Default for all purposes under this Agreement.

(5)            REGISTER; TRANSFER RESTRICTIONS; CONVERSION.

(a)            Register. The Company shall maintain at its principal executive offices or with its transfer agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for each Debenture in which the Company shall record the name and address of the Person in whose name such Debenture has been issued (including the name and address of each transferee), and the amount of such Debenture held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by the Buyer, any subsequent holder and their respective legal representatives.

(b)           Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Buyer under this Agreement. The Buyer agrees that it will not transfer any Debenture or Warrant to any Competitor. For purposes of this Agreement, “Competitor” means (i) any Person that is primarily engaged in any business that directly or indirectly competes with the business of the Company and its Subsidiaries, (ii) any Person that owns (other than a passive shareholder owning less than 20% of the equity interests of such Person) or controls any Person referenced in the foregoing clause (i), or (iii) any activist hedge fund or an Affiliate thereof.

(6)            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell a Debenture to the Buyer at the Initial Closing or at any Additional Closing is subject to the satisfaction, at or before such Closing of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with written notice thereof:

(a)           The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           [Reserved].

(c)           The Buyer shall have delivered to the Company, as applicable, the Purchase Price (less the amounts withheld pursuant to Section (4)(f)) for the Debenture by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(d)           The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of such Closing, as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing.

(7)            CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase any Debenture and Warrant at the Initial Closing or any Additional Closing is subject to the satisfaction, at or before such Closing of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)            For the Initial Closing:

(i)            The Company shall have duly executed and delivered to the Buyer a Debenture with a principal amount corresponding to the Initial Subscription Amount set forth in Schedule I or the Initial Subscription Amount agreed to by the Buyer in writing.

(ii)            The Company and its Subsidiaries (A) shall have duly executed and delivered to the Collateral Agent and the Buyer the following documents: a final, updated Perfection Certificate, the Guaranty and Security Agreement (or any joinder thereunder), the IP Security Agreement, Deposit Account Control Agreements and Securities Account Control Agreements for each Deposit Account that is not an Excluded Account and each Securities Account that is not an Excluded Account and (B) shall have delivered all possessory Collateral, together with duly executed, undated transfer powers or allonges, as applicable, in connection therewith, in each case of sub-clauses (ii)(A) and (ii)(B), required to be delivered pursuant Section 4(l) hereof or pursuant to the Guaranty and Security Agreement and in each such case, (x) for such Subsidiaries, without giving effect to the time periods set forth in this Agreement or in the Guaranty and Security Agreement or (y) for such Grantors (as defined in the Guaranty and Security Agreement) or such Grantor’s assets, without giving effect to the time periods set forth in this Agreement or in the Guaranty and Security Agreement; provided, that such updated, final (but unsigned) Perfection Certificate shall be delivered to the Collateral Agent at least five (5) Business Days prior to the requested Initial Closing Date.

(iii)          The Company and its Subsidiaries shall have delivered (or caused to be delivered) to the Collateral Agent and the Buyer either: (A) each of the following documents (each in form, scope and substance satisfactory to the Collateral Agent), which such documents shall create (or facilitate the creation of) a first priority, perfected security interest and lien on the leasehold estate and fixtures and equipment located at 291 Commercial Drive, Woodbine, GA 31569: (1) leasehold deed to secure debt, security agreement, assignment of leases and rents, and fixture filing or similar agreement, (2) joinder by landlord to leasehold deed to secure debt, security agreement, assignment of leases and rents, and fixture filing or similar agreement, (3) estoppel certificate and consent and approval from the landlord of such leasehold property, (4) consent agreement of the owners of a majority of the principal of bond obligations for the bonds issued under that certain Bond Purchase Agreement, dated November 1, 2021, (5) forbearance and consent agreement executed by Peachtree Renewables LLC, Dream Finders Holding LLC and such other parties identified by the Collateral Agent, (6) collateral assignment of bonds and bonds documents and accompanying UCC Financing Statement and accompanying delivery of original bond certificate to trustee for bond transaction, and (7) customary opinion letters from Company’s counsel, title policies, as-built surveys and final plans and specifications and final certificate of occupancy reflecting building improvements as installed, affidavits of title in format required by title company,  prior environmental reports in possession of Company or (B) landlord access and waiver agreements in form, scope and substance satisfactory to the Collateral Agent and the Buyer for: (i) 125 Vista Blvd., Slingerlands, NY 12159 and (ii) 7150 Almeda Genoa Road, Houston, TX, 77075.

(iv)          The Collateral Agent and the Buyer shall have received the opinion(s) of counsel to the Company and its Subsidiaries, dated as of the Initial Closing Date, in form and substance reasonably acceptable to the Collateral Agent and the Buyer, which opinion of counsel includes, among other items, customary opinions on authority, execution, delivery, enforceability, no conflicts, sufficiency of collateral grants and perfection (or as applicable continued perfection) of the liens in favor of the Collateral Agent, for the ratable benefit of the Secured Parties.

(v)           The Company shall have delivered to the Collateral Agent and the Buyer an Officer’s Certificate certifying and attaching true, correct and complete copies of the (A) (i) certificate of incorporation and by-laws of the Company and certificate(s) of incorporation or formation, as applicable, and by-laws or operating agreements, as applicable, of its Subsidiaries signatory to any document delivered under this Section 7(a), and (ii) resolutions of the board of directors of the Company or other governing entity of such Subsidiaries (such resolutions to include (x) approval of the transactions contemplated by the Transaction Documents delivered under this Section 7(a)), (y) said approval has not been amended, rescinded or modified and remains in full force and effect as of the Initial Closing, and (z) a true, correct and complete copy of such approval duly adopted by the board of directors (or other governing body) of the Company and such Subsidiaries) and (B) customary incumbency.

(vi)          The Company shall have delivered to the Collateral Agent and the Buyer a certificate evidencing the incorporation and good standing of the Company and the Guarantors executing Transaction Documents in the state of such Persons incorporation or organization, as applicable, as of a date within ten (10) days of the Initial Closing Date.

(vii)         Each and every representation and warranty of the Company and its Subsidiaries shall be true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company and its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document (in each case, without giving effect to any permissible time periods for performing, satisfying or complying with such covenants, agreements and conditions (including without limitation, as set forth in this Agreement or in the Guaranty and Security Agreement) to which it is a party required to be performed, satisfied or complied with by the Company or such Subsidiary.

(viii)        No default, breach, event of default or Event of Default shall have occurred and be continuing immediately prior to or immediately following the purchase and sale of the Debenture; and there are no facts or circumstances that with the giving of time or notice, if such facts or circumstances continue uncured, could give rise to a default, breach, event of default or Event of Default.

(ix)           (A)  The Common Shares shall continue to be listed on the Principal Market and shall not have been suspended or delisted, as of the Initial Closing, by the SEC or the Principal Market from trading on the Principal Market; and (B) the Company is in “good standing” with the Principal Market.

(x)            The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities.

(xi)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xii)          Since December 31, 2024, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or an Event of Default (as defined in the Debenture).

(xiii)         The “Listing of Additional Shares” notification with respect to the Warrant Shares have been submitted to the Principal Market.

(xiv)         The Buyer shall have received the Closing Statement.

(xv)          The Company shall have delivered to the Buyer a compliance certificate executed by the chief executive officer or the chief financial officer of the Company certifying that Company and its Subsidiaries have complied with all of the conditions precedent to the Initial Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.

(xvi)        The Collateral Agent shall have received property and liability insurance certificates identifying the Collateral Agent as a lender loss payable / lender loss payee (on property policies) or an additional insured (on liability policies) and such certificates shall indicate that the Collateral Agent shall receive at least 30 days’ prior written notice of termination of such policies (ten days’ prior written notice of termination for non-payment).

(xvii)       The Collateral Agent shall have received (A) all customary UCC, tax, pending litigation, judgment, bankruptcy and other diligence searches (and the foreign equivalent thereof for any foreign Subsidiary), in each case, reasonably requested by the Collateral Agent following delivery of the final, updated Perfection Certificate referred to above and (B) payoff letters and UCC-3 Amendment (termination statements) requested by the Collateral Agent for debt or liens not permitted pursuant to the terms of the Transaction Documents, including those payoff-letters and terminations statements set forth on Schedule 7(a) hereof.

(b)           For each Additional Closing:

(i)            The Share Authorization Event shall have occurred prior to such Additional Closing Date.

(ii)           All actions required to be taken by the Company or its Subsidiaries as set forth on Schedule 4(q) shall have been taken as therein provided.

(iii)          The Company shall have duly executed and delivered to the Buyer (A) a Debenture with a principal amount corresponding to the Additional Subscription Amount or, as applicable, the Uncommitted Subscription Amount, in either such case, as set forth in Schedule I or the Additional Subscription Amount or Uncommitted Subscription Amount agreed to by Buyer in writing and (B) the Warrant for shares in such amount as set forth in Schedule I or as otherwise agreed to by Buyer in writing.

(iv)          The Company and its Subsidiaries shall have duly executed and delivered to the Collateral Agent and the Buyer(s) the following documents: (A) a final, updated Perfection Certificate, a joinder to the Guaranty and Security Agreement for each Subsidiary that is not an Excluded Subsidiary and required to guarantee the Debenture Obligations and grant security interests in the Pledged Collateral (as defined in the Guaranty and Security Agreement), the IP Security Agreement, Deposit Account Control Agreements and Securities Account Control Agreements for each Deposit Account that is not an Excluded Account and each Securities Account that is not an Excluded Account, in each case of the foregoing in this clause (iv)(A), without giving effect to the time periods set forth in this Agreement or in the Guaranty and Security Agreement, and (B)  shall have delivered all possessory Collateral, together with duly executed, undated transfer powers or allonges, as applicable, in connection therewith; provided, that such updated, final (but unsigned) Perfection Certificate shall be delivered to the Collateral Agent at least five (5) Business Days prior to the requested Additional Closing Date.

(v)           The Company and its Subsidiaries shall have delivered (or caused to be delivered) to the Collateral Agent and the Buyer(s): (A) each of the following documents (each in form, scope and substance satisfactory to the Collateral Agent), which such documents shall create (or facilitate the creation of) a first priority, perfected security interest and lien on the fee own property and fixtures and equipment located at (i) 9701 Old State Road, 25N, Lafeyette, IN 47905, and (ii) such other fee owned property not already subject to a Mortgage that does not constitute Excluded Property under clause (i)(A) of the definition thereof, in each case of this sub-clause (v)(A), without giving effect to the time periods set forth in this Agreement or the Guaranty and Security Agreement: a Mortgage, insurance certificates naming the Collateral Agent as mortgagee, customary opinion letters from Company’s counsel, title policies or other similar policies, affidavits of title in format required by the title company, as-built surveys, environment reports, estoppel letters and such other documents and instruments reasonably requested by the Collateral Agent; (B) each of the following documents (each in form, scope and substance satisfactory to the Collateral Agent), which such documents shall create (or facilitate the creation of) a first priority, perfected security interest and lien on the leasedhold property and fixtures and equipment located at (i) 125 Vista Blvd., Slingerlands, NY 12159, 968 Albany Shaker Road, Latham, NY 12110, 1025 John Street, Henreitta, NY 14586, 7150 Almeda Genoa Road, Houston, TX, 77075, 1186 Lower River Road, Charleston, TN 37310, and (if not already subject to a Leasehold Mortgage) 291 Commercial Drive, Woodbine, GA 31569, and (ii) such other leased property not already subject to a Leasehold Mortgage that does not constitute Excluded Property under clause (i)(B) of the definition thereof, in each case of this sub-clause (v)(B), without giving effect to the time periods set forth in this Agreement or the Guaranty and Security Agreement: a Leasehold Mortgage, customary opinion letters from Company’s counsel, title policies or other similar policies, affidavits of title in format required by the title company, as-built surveys, environment reports, estoppel letters and such other documents and instruments reasonably requested by the Collateral Agent; and (C) landlord access and waiver agreements, in form, scope and substance satisfactory to the Collateral Agent for each of the following locations, in each case, without giving effect to the time periods set forth in this Agreement or the Guaranty and Security Agreement: (i) 680 Precision Court, Miamisburg, OH 45342 and (ii) each other location (other than for which a landlord access and waiver agreement has already been delivered to the Collateral Agent) where equipment or inventory with a value of $2,000,000 or more is maintained.

(vi)          The Collateral Agent and the Buyer(s) shall have received the opinion(s) of counsel to the Company and its Subsidiaries, dated as of the Additional Closing Date, in form and substance reasonably acceptable to the Collateral Agent and the Buyer, which opinion of counsel includes, among other items, customary opinions on the authority, execution, delivery, enforceability, no conflicts, sufficiency of collateral grants and perfection or continued perfection, as applicable, of the liens in favor of the Collateral Agent, for the ratable benefit of the Secured Parties and the issuance of the Warrant.

(vii)         The Company shall have delivered to the Collateral Agent and the Buyer(s) an Officer’s Certificate certifying and attaching true, correct and complete copies of the (A)(i)  certificate of incorporation and by-laws of the Company and certificate(s) of incorporation or formation, as applicable, and by-laws and operating agreements, as applicable, of any of its Subsidiaries signatory to any document delivered under this Section 7(b), and (ii) resolutions of the board of directors of the Company or other governing entity of such Subsidiaries (such resolutions to include (x) approval of the transactions contemplated by the Transaction Documents delivered under this Section 7(b)), (y) said approval has not been amended, rescinded or modified and remains in full force and effect as of the Additional Closing, and (z) a true, correct and complete copy of such approval duly adopted by the board of directors (or other governing body) of the Company and such Subsidiaries) and (B) customary incumbency.

(viii)        The Company shall have delivered to the Collateral Agent and the Buyer(s) a certificate evidencing the incorporation and good standing of the Company and the Guarantors executing Transaction Documents in the state of such Persons incorporation or organization, as applicable, as of a date within ten (10) days of the Additional Closing Date.

(ix)           Each and every representation and warranty of the Company and its Subsidiaries shall be true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Additional Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company and its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document to which it is a party required to be performed, satisfied or complied with by the Company or such Subsidiary at or prior to the Additional Closing to which it is a party required to be performed, satisfied or complied with by the Company or such Subsidiary.

(x)            No default, breach, event of default or Event of Default shall have occurred and be continuing immediately prior to or immediately following the purchase and sale of the Debenture and the issuance of the Warrant; and there are no facts or circumstances that with the giving of time or notice, if such facts or circumstances continue uncured, could give rise to a default, breach, event of default or Event of Default.

(xi)           The Equity Conditions shall have been satisfied. As used herein, “Equity Conditions” means each of the following: (A) a Registration Statement shall have been declared effective by the SEC (and with respect to which no stop order has been issued); (B) the Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve month period immediately preceding the applicable Additional Closing Date; (C) the Common Shares are designated for quotation on the Principal Market and shall not have been suspended from trading on or deleted from such exchange or market; and (D) the Company is in “good standing” with the Principal Market.

(xii)          The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities.

(xiii)         No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv)        Since December 31, 2024, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or an Event of Default (as defined in the Debenture).

(xv)         The Buyer shall have received the Closing Statement.

(xvi)        The Company shall have delivered to the Collateral Agent and the Buyer(s) a compliance certificate executed by the chief executive officer or the chief financial officer of the Company certifying that Company and its Subsidiaries have complied with all of the conditions precedent to the Additional Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.

(xvii)       The Collateral Agent shall have received (A) all customary UCC, tax, pending litigation, judgment, bankruptcy and other diligence searches (and the foreign equivalent thereof for any foreign Subsidiary), in each case, reasonably requested by the Collateral Agent following delivery of the final, updated Perfection Certificate referred to above and (B) payoff letters and UCC-3 Amendment (termination statements) requested by the Collateral Agent for debt or liens not permitted pursuant to the terms of the Transaction Documents.

(xviii)       The Collateral Agent shall have received property and liability insurance certificates identifying the Collateral Agent as a lender loss payable / lender loss payee (on property policies) or an additional insured (on liability policies) and such certificates shall indicate that the Collateral Agent shall receive at least 30 days’ prior written notice of termination of such policies (ten days’ prior written notice of termination for non-payment).

(xix)         Solely with respect to an Additional Closing for an Additional Debenture under the Uncommitted Subscription Amount, such other documents or instruments required by the Buyer.

(8)            TERMINATION. In the event that the Initial Closing shall not have occurred on or before May 12, 2025, then each of the Buyer and the Company shall have the right to terminate its obligations under this Agreement at any time at or after the close of business on such date without liability of either party to the other party, including the Company; provided, however, (i) the right of the Buyer to terminate this Agreement under this Section (8) shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) such termination shall not affect any obligation of the Company under this Agreement to reimburse the Buyer for its expenses as described herein. Nothing contained in this Section (8) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents prior to the valid termination hereof or thereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(9)            COLLATERAL AGENT.

(a)            Appointment; Authorization. Each Secured Party hereby irrevocably appoints, designates and authorizes YA II PN, Ltd., a Cayman Islands exempt limited company as Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly deleted to it by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein or in such other Transaction Document, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent.

(b)           Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact it selects with reasonable care. Without limiting the generality of the powers of the Collateral Agent, as set forth above, the Collateral Agent is hereby authorized to act as collateral agent for the Buyer pursuant to each of the Transaction Documents. In such capacity, the Collateral Agent has the right to exercise all rights and remedies available under the Transaction Documents, the Uniform Commercial Code and other applicable law, as directed by the Required Holders. Without limiting the generality of the powers of the Collateral Agent, as set forth above, the Collateral Agent is hereby authorized to, at the direction of the Required Holders: (i) to file proofs of claim and other documents on behalf of the Buyers, (ii) object or consent to the use of cash collateral, (iii) object or consent to any proposed debtor-in-possession financing, whether provided by the Buyer or any other Person and whether secured by liens with priority over the liens securing the Debenture Obligations or otherwise, (iv) object to consent to the sale of Collateral, (v) to be, or form, an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale under clause (iv) and to offset any of the obligations against the purchase price payable by the Collateral Agent (or such acquisition entity at such sale or otherwise consent to a reduction of the Debenture Obligations as consideration to the applicable Issuer Party, and (vi) to seek, object or consent to any Issuer Party’s provision of adequate protection of the interests of the Collateral Agent and/or the Buyers in the Collateral.

(c)           Limited Liability. None of the Collateral Agent or any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except to the extent resulting form its own gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order) or (ii) be responsible in any manner to any Buyer for any recital, statement, representation or warranty made by the Company or any of its Subsidiaries or any Affiliate thereof or any officer thereof contained in this Agreement or any other Transaction Document or any document, certificate or other instrument delivered by or on behalf of the Company and its Subsidiaries, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document (including the creation, perfection or priority of any lien or security interest therein).

(d)           Reliance. The Collateral Agent shall be entitled to rely, and be fully protected in relying, upon any writing, resolution, notice, consent, certificate, letter, facsimile, or other statement, message or document believed by it to be genuine and correct and to have been signed, sent or made by the property Person or Persons, and upon the advice of counsel (which includes counsel to any Issuer Party) independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Holders or all of the Buyers as it deems appropriate and, if it so requests, confirmation from the Buyers of their obligation to indemnify the Collateral Agent.

(e)            Indemnification. The Buyer shall indemnify upon demand the Collateral Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Company and without any obligation of the Company to do so), based on the Buyer’s pro rata holdings of the outstanding aggregate principal amount of the Debentures, from and against any and all actions, causes of actions, suits, losses, liabilities, damages and expenses, except to the extent thereof results from the applicable Person’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order. Without limiting the foregoing, the Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses incurred by the Collateral Agent in respect of rights or responsibilities of the Collateral Agent under this Agreement or any other Transaction Document. The undertaking in this Section (9)(e) shall survive the repayment of the Debenture Obligations, the cancellations of the Debentures, and the cancellation or termination of the Transaction Documents.

(f)            Successor Agent. The Collateral Agent may resign as Collateral Agent at any time upon thirty (30) days’ prior written notice to the Buyers and the Company. If the Collateral Agent resigns, the Required Holders shall, with the consent of the Company in the absence of any Event of Default, which consent shall not be unreasonably withheld, conditioned or delayed, appoint from among the Buyers a successor collateral agent. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the resigning Collateral Agent may appoint, after consulting with the Buyers and, so long as no Event of Default then exists, the Company, a successor collateral agent. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor collateral agent shall succeed to all rights, powers and duties of the requiring Collateral Agent (including in its capacity as security agent (agent des sûretés) for the purpose of French Security in accordance with paragraph (i) below) and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder, the provisions of this Section (9) and Section (10)(i) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Required Holders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor collateral agent as hereinabove provided.

(g)            Collateral Agent Individually. YA II PN, Ltd. may make loans to and provide credit for the account of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and any Affiliate thereof as though YA II PN, Ltd. were not Collateral Agent hereunder and without notice to or consent of any Buyer. Each of the Buyer and each other Secured Party acknowledges that, pursuant to such activities, YA II PN, Ltd. and its Affiliates may receive information regarding the Company and its Subsidiaries and Affiliates, and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.

(h)            As used herein,

(i)            “Required Holders” means, as of any date of determination (a) prior to the Closing, the Buyer and (B) following the Closing, the holders of a majority of the outstanding principal amount of all Debentures at the time of such determination.

(ii)           “Secured Parties” means, collectively, (a) the Collateral Agent and the Buyer, and after the Closing, each holder of a Debenture and (b) as otherwise defined in a Security Document.

(i)            Appointment of Collateral Agent under French law. Each Secured Party (other than the Collateral Agent) hereby:

(i)            irrevocably and unconditionally appoints the Collateral Agent to act as security agent (agent des sûretés) pursuant to articles 2488-6 and following of the French Code civil in respect of security created under a Security Document and governed by French law (each, a “French Security”);

(ii)            irrevocably authorises, empowers and directs the Collateral Agent (by itself or by such person(s) as it may nominate) acting in such capacity within the meaning of article 2488-6 of the French Code civil, and notwithstanding any other rights conferred upon the Collateral Agent under this Agreement and the Transaction Documents to (A) take, register, manage and enforce any French Security in its name and for the benefit of (au profit de) such Secured Party, (B) negotiate and execute, in its name and for the benefit of the Secured Parties, Security Documents governed by French law (and any ancillary document in connection therewith), (C) perform the duties and exercise the rights, powers, prerogatives and discretions that are specifically granted to it under or in connection with Security Documents governed by French law (including to release the French Security and/or to take any action to protect the rights of the Secured Parties under or in connection with any French Security), and the Collateral Agent (i) accepts its appointment as security agent (agent des sûretés) pursuant to this Clause, and (ii) acknowledges that it shall act in its own name for the benefit of the Secured Parties for the purposes of French Security, in each case, in accordance with articles 2488-6 and following of the French Code civil and the provisions of this Agreement and accordingly any action taken by Collateral Agent in connection with or for the purposes of French Security and Security Documents governed by French law in accordance with this Agreement and Security Documents governed by French law shall be deemed to be taken by the Collateral Agent acting as security agent in its own name and for the benefit of the Secured Parties.

(j)            Each Secured Party acknowledges that the Collateral Agent (acting in such capacity) shall not be liable on its own estate (patrimoine propre) for the payment of the amount (if any) by which the value of the charged assets pledged under French Security and appropriated or foreclosed by the Secured Parties exceeds the amount of the obligations secured under the corresponding Security Document immediately prior to the occurrence of such appropriation or foreclosure and that would be payable to a debtor as a result of the enforcement of French Security (a “Soulte”), and that the payment of any sums in respect of such a Soulte (if any) shall be borne by each other Secured Party (other than any of the Collateral Agent).

(10)          MISCELLANEOUS.

(a)           Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)           Jurisdiction; Venue; Service.

(i)            The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York.

(ii)            The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in the United States District Court for the Southern District of New York. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)          Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)          The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding in any manner provided for notices in this Agreement.

(v)           Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)           THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d)           Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)           Headings; Gender. The headings of this Agreement are only for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f)            Entire Agreement, Amendments. This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the party to be charged with enforcement. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(g)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon (A) receipt, when delivered personally, (B) one (1) Business Day after deposit with an overnight courier service with next day delivery specified or (C) delivery, when sent by electronic mail (provided the sender does not receive a “bounce-back” or other non-delivery notification following such delivery, in each of the foregoing cases, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Plug Power Inc. 125 Vista Boulevard, Slingerlands, New York 12159 Attention: General Counsel Telephone: (518) 738-0970 E-Mail: gconway@plugpower.com

With copy to (which shall not constitute notice):	Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 Attention: James P. Barri, Audrey S. Leigh and Reid Bagwell Email: jbarri@goodwinlaw.com; aleigh@goodwinlaw.com; rbagwell@goodwinlaw.com

If to the Buyer, to its address and e-mail address set forth in Schedule I,

With copy to (which shall not constitute notice):	Robert Harrison, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (z) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt in accordance with clause (A), (B) or (C) above, respectively

(h)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Debenture or the Warrant (or any portion thereof) (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer (other than by merger). In connection with any transfer of any or all of its Securities, the Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities with five (5) days’ written notice to, but without the consent of, the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Buyer, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(i)            Indemnification.

(i)            In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer, the Collateral Agent and their respective Affiliates and each of its and their partners, members, officers, directors, employees and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to the Transaction Documents (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case solely to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based upon the inaccuracy of any representations made by the Buyer herein, the Buyer’s breach of any covenant, agreement or obligation contained in any of the Transaction Documents, or the Buyer’s breach of applicable law or regulation in connection with the Transaction Documents or with respect to the Securities, or the Buyer’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)           Promptly after receipt by an Indemnitee under this Section (10)(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section (10)(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Collateral Agent and one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise, unless such settlement includes an unconditional release of such Indemnitee from all liability in respect to such Indemnified Liability or litigation, and such settlement does not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section (10)(i), except solely to the extent that the Company is actually and materially and adversely prejudiced in its ability to defend such action.

(iii)          The indemnification required by this Section (10)(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(iv)          The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(v)           This Section (10)(i) shall survive the termination of this Agreement.

(j)            No Strict Construction. The language used in this Agreement will be deemed to be the language mutually chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer, the Collateral Agent and the Company have caused their respective signature page to this Secured Debenture Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PLUG POWER INC.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Buyer, the Collateral Agent and the Company have caused their respective signature page to this Secured Debenture Purchase Agreement to be duly executed as of the date first written above.

BUYER and COLLATERAL AGENT:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

EXHIBIT A

FORM OF SECURED DEBENTURE

See attached.

NEITHER THIS SECURED DEBENTURE NOR ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

plug power inc.

Secured Debenture

Principal Amount: $210,000,000

Debenture Issuance Date: ___, 2025

Debenture Number: PLUG-2

FOR VALUE RECEIVED, PLUG POWER INC., an entity organized under the laws of the state of Delaware (the “Company”), hereby promises to pay to YA II PN, Ltd., or its registered assigns (the “Holder”) the amount set out above as the principal amount (as reduced or increased pursuant to the terms hereof, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof), and the Company hereby promises to pay interest (“Interest”) on any outstanding Principal and other outstanding Obligations at the applicable Interest Rate or the Default Rate, as applicable, from the date set out above as the Debenture Issuance Date (the “Issuance Date”) until all Principal, Interest and all other Obligations under this Debenture and the other Transaction Documents have been paid in full in cash (in accordance with the terms hereof). This Secured Debenture (including all debentures issued in exchange, transfer or replacement hereof, this “Debenture”) was originally issued pursuant to the Secured Debenture Purchase Agreement dated as of April 28, 2025, as it may be amended from time to time (the “Purchase Agreement”) between the Company and the Buyer(s) listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (19).

(1)           GENERAL TERMS

(a)            Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, all accrued and unpaid Interest, and all other amounts outstanding pursuant to the terms of this Debenture and the other Transaction Documents. The “Maturity Date” shall be May 1, 2028, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

1

(b)            Interest Rate. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 15.00% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 25.00% (“Default Rate”) upon the occurrence of an Event of Default (for so long as such event remains uncured and unwaived). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, at the Interest Rate or the Default Rate, as applicable, to the extent permitted by applicable law.

(c)            Interest Payment Date. Accrued and unpaid interest at the Interest Rate shall be due and payable in cash on the last day of each Calendar Month and on the Maturity Date. Interest accruing at the Default Rate shall be payable in cash upon demand.

(d)            Payment Dates Generally. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any amounts received under Section 1(b) or Section 2 shall be applied (i) first, to the payment of accrued and unpaid Interest, until paid in full and (ii) second, to the payment of Principal then due, until paid in full.

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(2)            PAYMENTS

(a)            Amortization Payments.1 The Company shall pay Holder monthly Principal amortization payments on the payment date identified below and in the amounts as set forth opposite each such payment dates in the table below:

Payment Date	Principal Payment Amount	Principal Payment Amount (as of the Initial Closing Date)

June 30, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
July 31, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
August 31, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
September 30, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
October 31, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
November 30, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
December 31, 2025	2.3810% of the Original Principal Amount	$5,000,000.00
January 31, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
February 28, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
March 31, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
April 30, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
May 31, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
June 30, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
July 31, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
August 31, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
September 30, 2026	2.3810% of the Original Principal Amount	$5,000,000.00
October 31, 2026	9.6825% of the Original Principal Amount	$20,333,333.00
November 30, 2026	9.6825% of the Original Principal Amount	$20,333,333.00
December 31, 2026	9.6825% of the Original Principal Amount	$20,333,333.00
January 31, 2027	9.6825% of the Original Principal Amount	$20,333,333.00
February 28, 2027	9.6825% of the Original Principal Amount	$20,333,333.00
March 31, 2027	9.6825% of the Original Principal Amount	$20,333,333.00
April 30, 2027	3.8095% of the Original Principal Amount	$8,000,002.00
Maturity Date		All outstanding Principal, together with accrued and unpaid interest and all other Obligations outstanding hereunder

1 NTD: For modifications to the scheduled amortization schedule set forth herein, updates resulting from a Requisite Stockholder Approval or lack thereof shall be made by Holder using the methodology set forth in Annex A. For Additional Debentures, the monthly scheduled amortization payment shall be established such that amortization payments shall be made each month commencing in the month in which such Additional Debenture is issued and continuing through the calendar month April 2027. In terms of the actual amounts to be reflected in the table for such Additional Debenture: (i) 38% of the Original Principal Amount of such Additional Debenture shall amortize between the period from the month in which such Additional Debenture is issued through and including September 30, 2026 and (ii) 62% of the Original Principal Amount of such Additional Debenture shall amortize for the period commencing October 31, 2026 continuing through and included April 30, 2027. The foregoing percentages shall be adjusted depending on whether the Requisite Stockholder Approval occurred and when consistent with the provision set forth beneath the table.

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Notwithstanding the foregoing scheduled amortization, and notwithstanding that the Company shall have no obligation to effectuate a Share Authorization Event:

(i)            if no Requisite Stockholder Approval occurs prior to September 30, 2026, the Company shall make monthly payments of principal in the amount of $30 million commencing October 31, 2026 and continuing through the Maturity Date; and

(ii)           if the Requisite Stockholder Approval occurs after June 1, 2025 but before September 30, 2026, the Company shall make monthly payments of principal in the amount of the sum of (A) (x) $5 million (for the period commencing on the last day of the month in which the Requisite Stockholder Approval occurs and continuing through September 30, 2026) and (y) $20,333,333 (for the period commencing on October 31, 2026 and continuing through March 31, 2027), plus (B) the sum of all scheduled but unpaid $5 million amortization payments from June 30, 2025 to the date of the Requisite Stockholder Approval, divided and applied pro rata to all remaining scheduled amortization payments such that 38% of the Original Principal Amount is repaid by September 30, 2026 and the remaining 62% of the Original Principal Amount is repaid in accordance with the table set forth in Section 2(a) above beginning on October 31, 2026 and ending on April 30, 2027 in accordance with the table set forth in Section 2(a) above.

(iii)          All outstanding Principal, together with accrued and unpaid interest and all other Obligations that remain outstanding hereunder on the Maturity Date are due and payable on the Maturity Date.

Annex A hereto is provided for illustrative purposes on the calculation of the monthly scheduled amortization payment.

Holder shall have the right, but no obligation, to defer any monthly amortization payments set forth in the table above and, if Holder has so elects in its sole discretion to defer any monthly amortization payment as provided in this Section (2)(b), such monthly amortization payment shall be deferred to the earlier of (A) the Maturity Date or (B) the date on which all obligations hereunder have been accelerated in accordance with the terms of this Debenture. To elect to defer any monthly amortization for any month, at least three (3) Business Days prior to the due date for any such amortization payment, the Holder shall deliver to the Company written notice (which written notice shall clearly state it is an “ELECTION TO DEFER AMORTIZATION PAYMENT”) of its election to defer such payment, and the Holder shall identify the month and year for which it is electing to defer such amortization payment.

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(b)            Voluntary Prepayments. The Company may, at its option, voluntarily prepay Principal under this Debenture in cash without premium or penalty. Any such voluntary prepayment shall be accompanied by accrued and unpaid interest on the Principal amount to be prepaid. Voluntary prepayments of Principal shall be applied first to the then immediately succeeding four scheduled amortization installments set forth in Section (2)(a) above and then, pro rata to the remaining scheduled amortization installments set forth in Section (2)(a) above that are not yet paid in full on the date of such voluntary prepayment.

(c)            Mandatory Repayments.

(i)            On the Maturity Date, the Company shall repay all Principal, accrued and unpaid interest and all other Obligations outstanding under this Debenture and under the other Transaction Documents.

(ii)           The Company shall mandatorily repay in cash Principal under this Debenture (A) in an aggregate amount equal to the Pro Rata Share of the principal amount of Indebtedness incurred in violation of Section (4)(b) hereof and (B) the Pro Rata Share of the aggregate amount received from any asset sale not otherwise permitted under Section (4)(e)(i) hereof or any mandatory repayment required under Section (4)(e) hereof, in either such case, such mandatory repayment amount to be applied in inverse order of the scheduled amortization payments set forth in Section (4)(a) above. Concurrently with any such mandatory repayment, the Company shall pay Holder accrued and unpaid interest on the Principal amount repaid under this clause (c)(ii).

(iii)          As used herein, “Pro Rata Share” means, as of any date of determination the percentage the numerator of which is (A) the aggregate Principal amount of the Obligations outstanding under this Debenture as of such date, divided by (B) the aggregate Principal amount of all Obligations outstanding under all Debentures purchased under the Purchase Agreement to all Holders thereunder, multiplied by (C) 100.

(d)            Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder of this Debenture (and the name and address of any Person who is transferred all or any portion of this Debenture to the extent permitted by the terms hereof or the Purchase Agreement) and the Principal amount (and stated Interest with respect thereto) held by the Holder (and any Person who is transferred all or any portion of this Debenture to the extent permitted by the terms hereof or the Purchase Agreement) (the “Registered Debenture”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of this Debenture shall treat each Person whose name is recorded in the Register as the owner of this Debenture for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Debenture may be assigned, transferred or sold in whole or in part as permitted by the terms hereof or the Purchase Agreement, and any such permitted assignment, transfer or sale shall be reflected on the Register by the Company. The Holder and the Company shall maintain records showing the Principal and Interest satisfied with Payment Shares and the dates of issuance of such Payment Shares or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon any partial payment.

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(e)            Legal Opinions.

(i)            The Company is obligated, upon reasonable notice, to use its commercially reasonable efforts to cause its legal counsel to promptly deliver legal opinions to the Company’s transfer agent in connection with any restrictive legend removal, if required by such transfer agent, upon (A) the resale of the Underlying Securities from time to time pursuant to the Registration Statement (if the Registration Statement is available for use in connection with such resale), or (B) the expiration of any holding period or other requirement, as determined by the Company upon advice of legal counsel, for which the Underlying Securities may bear legends restricting the transfer thereof. To the extent such opinions are not provided (either promptly or at all), then, other than because of an action or inaction of the Holder including if the Holder has failed to deliver reasonably requested representations or documents to such transfer agent, the Company and the Company’s legal counsel in connection with such opinion, then, in addition to being a default that may mature into an Event of Default in accordance with Section (3)(a)(xvii), the Company agrees to reimburse the Holder for all reasonable and documented costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Securities. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(ii)           The Company is obligated to cause its legal counsel to deliver to Holder customary opinion letters upon issuance of a Warrant, such opinion letters to be in form, scope and substance reasonably acceptable to Holder.

(f)             Exit Fee. The Company shall pay Holder an exit fee (the “Exit Fee”) in the amount of $4,200,000.00, which Exit Fee shall be due and payable upon full and final payment of all Principal hereunder; provided, however, if the Issuer pays in U.S. Dollars the monthly Principal amortizations payment on the date due (without giving effect to any grace period permitted for such payment) for any month between July 1, 2025 through and including July 31, 2026, then such Exit Fee shall be reduced by $350,000 (or one-twelfth of the original amount thereof) for each month such cash amortization payment is actually made as provided above to the Issuer. Such Exit Fee shall not be refundable under any circumstances.

(g)            Acknowledgments; Covenants.

(i)            The Company hereby expressly acknowledges and agrees that (i) the Purchase Agreement and all Transaction Documents to which it is a party are ratified and confirmed and shall remain in full force and effect and (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Transaction Document as of the Issuance Date.

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(ii)           The Company hereby covenants and agrees that, upon the reasonable request of the Holder, the Company shall take all reasonably necessary action, at the Company’s sole expense, to ensure the continued registration for resale of the Registrable Securities, in accordance with applicable securities laws and regulations and subject to the occurrence and duration of any Blackout Period.

(3)            EVENTS OF DEFAULT.

(a)            An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            Failure of the Company or any Guarantor to pay to the Holder any amount of Principal after such payment is due, or any Interest, or other Obligations when and as due under this Debenture or any other Transaction Document and such failure continues for a period of five (5) Business Days;

(ii)           (A) The Company, any Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, any such Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Guarantor or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or (B)  an involuntary case or other proceeding shall be commenced against the Company, any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company, such Guarantor or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Guarantor or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(iii)          The Company, any Guarantor or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement of the Company, any Guarantor or any Significant Subsidiary of the Company in an aggregate amount exceeding $25,000,000 (or its foreign currency equivalent), whether such indebtedness (or money due under a long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement) now exists or shall hereafter be created and such default shall result in such indebtedness (or money due under a long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement) becoming or being declared due and payable and such default is not thereafter cured, waived, rescinded or annulled or such indebtedness for borrowed money (or money due under a long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement) is not discharged within ten (10) Business Days;

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(iv)          A final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) are rendered against the Company, any Guarantor and/or any of their respective Significant Subsidiaries and which judgment or judgments, as the case may be, is not discharged, paid, waived or stayed within thirty (30) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(v)           The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;

(vi)          The occurrence of any Change of Control Transaction (as defined in Section (19)) unless in connection with such Change of Control Transaction this Debenture is redeemed under Section (2)(c);

(vii)         Failure by the Company to perform any buy-in obligation under the Warrant as therein provided;

(viii)        Any material representation or warranty made by the Company in Section 3 of the Purchase Agreement, or any waiver hereunder or under another Transaction Document, or in any report, certificate, financial statement or other document furnished pursuant to any Transaction Document, shall prove to have been incorrect when made or deemed made;

(ix)           Failure of the Company or any of its Subsidiaries to comply with or to perform any covenant set forth in Section (4) hereof within the time periods set forth therein, if any, or the failure of the Company or any of its Subsidiaries to comply with or to perform any covenant set forth in Section (4)(l), Section (4)(m) or Section (4)(p) of the Purchase Agreement within the time periods set forth therein, if any;

(x)           (A) Any material provision of any Security Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Issuer Party intended to be a party thereto or otherwise be in full force and effect; or (B) the validity or enforceability of any provision of any Security Document shall be contested in any manner by any Issuer Party or any Governmental Entity having jurisdiction over any of them, seeking to establish the invalidity of unenforceability thereof; or (C) any Issuer Party shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xi)          Any Security Document shall for any reason fail or cease to create a valid and perfected, first priority Lien in favor of the Collateral Agent (subject to Permitted Prior Liens) for the benefit of the Secured Parties on Collateral identified therein in an aggregate amount of $5,000,000 or more for all such Security Documents, or shall fail or cease to permit the Collateral Agent to readily enforce any remedial rights thereunder;

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(xii)         Failure to issue any Warrant or to provide the requisite opinion letter(s) in connection therewith;

(xiii)        Any material damage to, or loss, theft or destruction of any material portion of any Collateral, whether or not insured;

(xiv)        Any “Event of Default” (howsoever defined under any Security Document) occurs;

(xv)         Other than as provided in this Section (3)(a), (A) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect, other than if caused directly by any action or inaction of a Holder or any of its Affiliates; (B) the Company or any other authorized Person on the Company’s behalf contests in writing the validity or enforceability of any material provision of any Transaction Document; or (C) the Company unreasonably denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

(xvi)        The Company uses the proceeds of the issuance of this Debenture, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(xvii)        The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section (3)(a)(i) through (3)(a)(xvi) hereof) or any other Transaction Document which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days after receiving written notice thereof from a Holder; or

(xviii)      Notwithstanding any other Event of Default set forth herein above, the failure of the Company or any of its Subsidiaries to satisfy any Post-Signing Obligation set forth on Schedule 4(q) of the Purchase Agreement by the date set forth therein.

(b)           During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (3)(a)(ii)), the full unpaid Principal amount of this Debenture, together with accrued and unpaid Interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration, shall become at the Holder's election given by notice pursuant to Section (7), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (3)(a)(ii), the full unpaid Principal amount of this Debenture, together with accrued and unpaid Interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law and the other Transaction Documents. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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(4)            COVENANTS.

(a)            Rank. This Debenture shall rank pari passu with each other Debenture issued under the Purchase Agreement. This Debenture shall rank pari passu with all other senior indebtedness of the Company.

(b)            Indebtedness. The Company shall not, nor shall the Company permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(i)            Obligations under this Agreement and the other Transaction Documents;

(ii)           (A) Indebtedness of the Company existing on the date hereof incurred under any Project Financing Agreement in connection with any Project Financings (as each such term is defined in the Purchase Agreement) and any extensions thereof so long as the principal amount thereof does not exceed the principal amount of such Project Financings as in effect on the date hereof, including reimbursement obligations in connection with letters of credit issued for the account of the Company or any of its Subsidiaries to support obligations of the Company or such Subsidiary under a Project Financing Agreement; provided that such reimbursement obligations for letters of credit issued thereunder (i)(A) shall not exceed, in respect of any Project, 105% of the fair market value of such Project (as defined in the Purchase Agreement) or (B) shall not exceed, in aggregate of the face amount thereof, $250,000,000 at any time, and (ii) to the extent secured, shall be solely secured by Liens on cash in Project Restricted Accounts and the Project Documents (as each such term is defined in the Purchase Agreement); and (B) Indebtedness of any Project Subsidiary incurred after the date hereof under any Project Financing Agreement in connection with any Project Financings and any extensions, renewals or refinancings thereof, including reimbursement obligations in connection with letters of credit issued for the account of the Company or any of its Subsidiaries to support obligations of the Company or such Subsidiary under a Project Financing Agreement; provided that such reimbursement obligations for letters of credit issued thereunder (i)(A) shall not exceed, in respect of any Project, 105% of the fair market value of such Project (as defined in the Purchase Agreement) or (B) shall not exceed, in aggregate of the face amount thereof, $20,000,000 at any time, and (ii) to the extent secured, shall be solely secured by Liens on cash in Project Restricted Accounts and the Project Documents (as each such term is defined in the Purchase Agreement); provided, however, and for the avoidance of doubt, the face amount of the letters of credit issued under this Section 4(b)(ii) shall not, at any time, exceed $270,000,000.00 in aggregate;

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(iii)          Indebtedness of any DOE Subsidiary constituting any DOE Financing (as defined in the Purchase Agreement) and any extensions, renewals or refinancings thereof;

(iv)          (A) Indebtedness secured by Liens permitted under Section (4)(c)(iv) and any extensions, renewals or refinancings thereof;

(v)           Indebtedness constituting (A)(i) Slingerlands Allowance- $1.7 million outstanding as of 12/31/24 and (ii) UGH Loan - $2.1 million outstanding as of 12/31/24 so long as, in either such case, the amount thereof is not increased from the amounts identified herein and (B) Indebtedness incurred to refinance in full (i)  7.00% Convertible Senior Notes pursuant to that certain Indenture, dated as of March 20, 2024, entered into between the Company and Wilmington Trust, National Association, as trustee - $140.4 million as of 12/31/24 and (ii) 3.75% Convertible Senior Notes due June 1, 2025 - $58.5 million as of 12/31/24, so long as, in either such case, such refinanced Indebtedness (w) is unsecured, (x) has a maturity date at least 181 days following the Maturity Date for this Debenture, (y) is on market terms at the time of incurred and not materially more onerous on the Company and its Subsidiaries as the Indebtedness to be refinanced and (z) the refinanced amount of Indebtedness is not greater than the then outstanding principal amount of such Indebtedness to be refinanced, together with customary, market fees and expenses incurred in connection with such refinancing.

(vi)          Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and otherwise in connection with deposit accounts or other customary cash management services, provided that all such Indebtedness is repaid in full within three (3) Business Days of the incurrence thereof;

(vii)         Indebtedness incurred in connection with the financing of insurance premiums for the then current year;

(viii)        Indebtedness of the Company or any Subsidiary pursuant to hedging agreements entered into in the ordinary course of business consistent with past practices and for non-speculative purposes, to the extent constituting Indebtedness;

(ix)          Indebtedness (A) owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits, in each case, pursuant to reimbursement or indemnification obligations to such Person, and (B) letters of credit issued for the maintenance of, or pursuant to the requirements of, environmental or other required permits or licenses from any Governmental Entity, in each case of sub-clause (ix)(A) or (ix)(B), for obligations not overdue and incurred in the ordinary course of business consistent with past practice;

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(x)           (A) (i) Indebtedness of the Company owing to any Guarantor, and (ii) Indebtedness of any Guarantor owing to the Company, provided that in the case of sub-clause (x)(A) such Indebtedness is evidenced by an intercompany note in form and substance reasonably satisfactory to the Collateral Agent and delivered to the Collateral Agent in accordance with the terms of the Security Agreement; (B) unsecured Indebtedness of the Company or any Guarantor owing to any Subsidiary of the Company that is not a Guarantor so long as such unsecured Indebtedness is subordinated in the right of payment on terms and conditions reasonably satisfactory to the Collateral Agent and the Required Holders; and (C) Indebtedness of any Subsidiary of the Company that is not a Guarantor owing to the Company or any Guarantor so long as (i) such Indebtedness is evidenced by an intercompany note in form and substance reasonably satisfactory to the Collateral Agent and delivered to the Collateral Agent in accordance with the terms of the Security Agreement, (ii) if the obligor Subsidiary of the Company that is not a Guarantor is a domestic Subsidiary such Indebtedness, when taken together with all other Indebtedness of all obligor Subsidiaries of the Company that are not Guarantors but are domestic Subsidiaries, shall not exceed, when taken together with Investments permitted under Section (4)(d)(i) hereof, an $5,000,000 at any time outstanding (the “Domestic Subsidiary Investment Cap”), and (iii) the aggregate principal amount of all such Indebtedness owing by all obligor Subsidiaries of the Company that are not domestic Subsidiaries shall not exceed, when taken together with Investments permitted under Section (4)(d)(i) hereof, $25,000,000 at any time outstanding (the “Foreign Subsidiary Investment Cap”);

(xi)          Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice;

(xii)         to the extent constituting Indebtedness, capital lease obligations incurred in connection with a Sale and Lease-Back Transaction entered into in respect of any Project so long as such capital lease obligations meet the requirements applicable to a Project Financing Agreement and any guarantee by the Company or any of its Subsidiaries of such capital lease obligations incurred pursuant to this clause (xii) is unsecured and incurred in the ordinary course of business consistent with past practice;

(xiii)        unsecured Indebtedness incurred in the ordinary course of business consistent with past practice in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business consistent with past practice and not in connection with the borrowing of money or any hedging agreements;

(xiv)        unsecured Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Company or any Subsidiary incurred in the ordinary course of business consistent with past practice;

(xv)         unsecured guarantees of Indebtedness under customer financing lines of credit entered into in the ordinary course of business consistent with past practice; and

(xvi)        to the extent constituting Indebtedness, Investments permitted under Section (4)(d)(viii) herein.

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(c)            Liens. The Company shall not, nor shall the Company permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (collectively, “Permitted Liens”):

(i)            Liens arising under the Transaction Documents;

(ii)           Liens securing Indebtedness permitted under Section (4)(b)(ii); provided that such Liens do not attach to any property or assets of the Company or any Guarantor and provided that such Liens only attach (A) the property or assets acquired, leased, constructed, replaced, repaired or improved with such Project Financing or contributed to such Project Subsidiary in connection with such Project Financing (so long as such contribution constituted a Permitted Investment), (B) after-acquired property that is affixed or incorporated into the property covered by such Lien, (C) the assets described in clause (iii) of the definition of Project Financing Agreement, and (D) proceeds and products thereof;

(iii)          Liens for Taxes or other governmental charges not yet due, or not at the time delinquent, or thereafter payable without penalty, or that are being diligently contested in good faith by appropriate actions and for which it maintains adequate reserves in accordance with GAAP;

(iv)          (A) Liens that constitute purchase money security interests on any property securing debt incurred for the purposes of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired and the direct proceeds thereof; (B) Liens arising in connection with capital leases (and attaching only to the property being leased and the proceeds and products thereof);

(v)           Cash collateral deposited with the applicable letter of credit issuer to secure letters of credit permitted under Section (4)(b)(ii);

(vi)          Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 60 days or that are being diligently contested in good faith by appropriate actions and for which it maintains adequate reserves in accordance with GAAP;

(vii)         pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

(viii)        deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance and return of money bonds, completion guarantees, bids, leases, subleases, licenses and sublicenses, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $20,000,000 at any time outstanding (calculated without giving effect to any portion of such deposit which is funded by a deposit by a customer with respect to the same matter and for which documentation supporting the same shall be provided to the Collateral Agent upon request);

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(ix)          zoning and other land use restrictions, easements, survey exceptions, servitudes, trackage rights, leases (other than capital leases), subleases, licenses, special assessments, rights-of-way, reservations of rights, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property or liens incidental to the conduct of the business of such Person or to the ownership of its Real Property, servicing agreements, development agreements, site plan agreements and other similar non-monetary encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(x)           Liens securing Indebtedness constituting capital lease obligations incurred in connection with any Sale and Lease-Back Transaction incurred under Section (4)(b)(xii); provided that such Liens (i) only apply to the property subject of the Sale and Lease-Back Transaction and (ii) do not apply to any property or assets of the Company or any Subsidiary;

(xi)          Liens on the assets of a Project, the related Project Documents and the related Project Restricted Accounts (as each such term is defined in the Purchase Agreement) that secure Indebtedness expressly permitted under Section (4)(b)(ii); provided, that, that such Liens do not extend to any assets, including cash collateral, that constitute Collateral;

(xii)          any put or assignment, whether conditional or unconditional, mandatory or otherwise, of any lease or other Project Financing Agreement, under which a Person other than the Company or a Guarantor accepts and assumes (or agrees to accept or assume), whether contingent, conditional or otherwise, such lease or other Project Financing Agreement;

(xiii)         Liens on the assets of any DOE Subsidiary (as defined in the Purchase Agreement) securing any DOE Financing; provided that such Liens do not apply to any property or assets other than (A) the property or assets acquired, leased, constructed, replaced, repaired or improved with such DOE Financing, (B) hydrogen delivery trucks owned by the Company or any Subsidiary sufficient to service all projects subject to such DOE Financing that, in all such cases, do not constitute Collateral, (C) after-acquired property that is affixed or incorporated into the property described in sub-clause (xiv)(A), and (D) proceeds and products thereof;

(xiv)        Liens securing judgments that do not constitute an Event of Default;

(xv)         any interest or title of a lessor or sublessor, licensor or sublicensor under any leases or subleases, licenses or sublicenses entered into by the Company or any Subsidiary in the ordinary course of business consistent with past practices and that do not attach to any material assets of the Company or any Subsidiary;

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(xvi)        Liens securing Indebtedness permitted by Section (4)(b)(vi);

(xvii)       Liens incurred in the ordinary course of business consistent with past practice (i) arising solely by virtue of any statutory or common law provision or customary standard terms relating to banker’s liens and customary rights of set-off or similar rights with respect to deposit accounts, (ii) attaching to commodity trading accounts or other commodity brokerage accounts, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred and not for speculative purposes or (iv) in favor of credit card companies pursuant to agreements therewith securing amounts not to exceed at any time outstanding $1,000,000 in aggregate;

(xviii)      leases or subleases, licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business consistent with past practice;

(xix)         Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure current payment of customs duties in connection with the importation of goods in the ordinary course of business consistent with past practice and not for amounts then overdue by more than 30 days;

(xx)          Liens solely on any cash earnest money deposits made by the Company or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Investment;

(xxi)         the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business provided that assets subject to such consignment rights shall not exceed $2,500,000 in aggregate at any time;

(xxii)        Liens arising from precautionary UCC financing statements (and similar instruments under the laws of any other jurisdiction) regarding operating leases or other obligations not constituting Indebtedness;

(xxiii)       Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (c) of the definition thereof;

(xxiv)       in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject so long as any such Lien does not attach to any Collateral;

(xxv)        Liens securing hedging agreements entered into in the ordinary course of business consistent with past practice and not for speculative purposes;

(xxvi)      security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business consistent with past practice and not for overdue obligations;

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(xxvii)      Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Company or any of the Subsidiaries in the ordinary course of business consistent with past practice;

(xxviii)     Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the relevant Subsidiary;

(xxix)       Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any assets other than those subject to such acquisition;

(xxx)        subordinated Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business or consistent with past practice to the Company’s or such Subsidiary’s client at which such equipment is located during the duration of a project;

(xxxi)        to the extent constituting a Lien, any encumbrance or restriction (including put and call arrangements but only to the extent constituting a Permitted Investment hereunder) set forth in the operating agreement of a joint venture with respect to equity interests of any joint venture; and

(xxxii)      Liens in favor of customers under power purchase agreements and other customary customer agreements granted in the ordinary course of business consistent with past practice that do not attach to Collateral other than the power purchase agreements or other customer agreements.

(d)            Investments. The Company shall not, and the Company shall not permit any Subsidiary to, make or permit to exist any Investments in any other Person except (collectively, “Permitted Investments”):

(i)            (x) Investments constituting intercompany loans to the extent permitted under Section (4)(b)(x)(A) and (4)(b)(x)(B); (y) guarantees by the Company or any Subsidiary of Indebtedness permitted pursuant to Section (4)(b)(other than guarantees by the Company or any Subsidiary that is a Guarantor for Indebtedness of any Subsidiary that is not a Guarantor); and (z) Investment by the Company or any Subsidiary of the Company in any Subsidiary of the Company or any Person that becomes a Subsidiary of the Company that is a Guarantor pursuant to or in connection with any such Investment; provided that the aggregate amount of Investments made pursuant to this clause (i) by the Company or any domestic Subsidiary (A) in any Subsidiary of the Company which is not a Guarantor but is a domestic Subsidiary shall not exceed the Domestic Subsidiary Investment Cap and (B) in any Subsidiary which is not a domestic Subsidiary shall not exceed the Foreign Subsidiary Investment Cap;

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(ii)           Cash and Cash Equivalents incurred in compliance with under the Company’s investment policy, as in effect on the date hereof;

(iii)          Investments arising out of the receipt by the Company or any Subsidiary of non-cash consideration from an Asset Sale permitted hereunder;

(iv)          Investments constituting Contingent Obligations in form of accounts receivable, security deposits and prepayments and trade credit granted in the ordinary course of business consistent with past practice; and Investments in the form of any assets or securities received in satisfaction or partial satisfaction of obligations owed to the Company or any Subsidiary from financially troubled account debtors to the extent reasonably necessary (as determined by the Issuer in good faith) in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(v)           Investments constituting hedging agreements permitted under Section (4)(b)(viii);

(vi)          Investments existing on, or contractually committed as of, or contemplated as of, the date hereof and identified on Schedule 4(d) hereof and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (vi) is not increased at any time above the amount of such Investment existing, committed or contemplated on the date hereof (such amounts being set forth on Schedule 4(d));

(vii)         to the extent constituting Investments, pledges and deposits that are Permitted Liens;

(viii)        Investments in the ordinary course of business consistent with past practice by the Company and its Subsidiaries on a transfer pricing basis or cost-plus basis to fund expenses of such Subsidiaries, provided that (A) Investments on a transfer pricing basis or cost-plus basis where the obligor of such Investments is not the Company or any Subsidiary of the Company that is a Guarantor, no cash payments may be made in respect thereof so long as any Obligations remain outstanding;

(ix)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, or Investments acquired by the Company or a Subsidiary as a result of a foreclosure by the Company or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(x)            Investments of a Subsidiary acquired in a Permitted Acquisition, to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on, or contractually committed as of, the date of such Permitted Acquisition;

(xi)           unsecured Guarantees constituting Contingent Obligations by the Company or any Subsidiary of operating leases (other than capital leases) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Subsidiary in the ordinary course of business or consistent with past practice;

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(xii)          advances in the form of a prepayment of expenses to unaffiliated third parties, so long as such expenses are being paid in accordance with customary trade terms of the Company or such Subsidiary;

(xiii)        any Investment by the Company or a Subsidiary that is a Guarantor in a Person if (w) as a result of such Investment, such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets (or assets constituting a line of business or division) to, or is liquidated into, the Company or such Subsidiary that is a Guarantor, and all such assets (including equity interests) shall be pledged to the Collateral Agent pursuant to the terms of the Security Agreement, (x) no Event of Default shall have occurred and be continuing at the time of such Investment or could reasonably be expected to result from such Investment, (y) the Company shall have given the Holder at least 20 Business Days advanced written notice of the proposed Investment, together with a reasonable description of the business agreement and shall have provided the Holder drafts of substantially negotiated acquisition documents at least 5 Business Days prior to the proposed consummation of such Investment, and (z) the portion of the consideration consisting of cash and Cash Equivalents, taken together with all other Investments consummated in reliance on this clause (xiii), shall not exceed $10,000,000 in aggregate during the term of the Debenture plus net cash proceeds of equity issuances of the Company actually received within 30 days immediately prior to the consummation of such Investment where such net cash proceeds have been separated from the other cash of the Company and such Subsidiary Guarantors and are specifically reserved for the consummation of such acquisition (“Permitted Acquisitions”);

(xiv)        Investments in joint ventures not to exceed $20,000,000 in aggregate during the term of the Debenture;

(xv)         Unsecured Guarantees of Indebtedness under customer financing lines of credit and other Investments in customers in connection with equipment acquisition, in each case, in the ordinary course of business consistent with past practice; and

(xvi)        Additional Investments not to exceed $1,000,000 in the aggregate at any time outstanding.

(e)            Asset Sales; Mergers.

(i)            The Company shall not, and the Company shall not permit any Subsidiary to sell, transfer, dispose of, convey or lease any of its assets or equity interests (including by way of a division or series transaction), or sell or assign without recourse any receivables (collectively, an “Asset Sale”), except:

(A)           sales of inventory in the ordinary course of business;

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(B)            sales or dispositions of assets (excluding equity interests of the Company or any Guarantor) for at least fair market value (as reasonably determined by the Company) so long as (1) no Default or Event of Default then exists or could arise as a result of such sale or disposition, (2) the Company shall have received not less than 75% of the consideration for such sale or disposition in the form of cash, and (3) with the cash proceeds in excess of $5,000,000 in aggregate for such sales in any given calendar year, the Company shall make a mandatory repayment of Principal hereunder;

(C)            transfers or other dispositions of obsolete, worn out or surplus property whether now owned or hereafter acquired, in the ordinary course of business;

(D)            Asset Sales by the Company or its Subsidiaries that are Guarantors to Subsidiaries that are Guarantors;

(E)            dispositions of defaulted receivables in the ordinary course of business consistent with past practice and not as part of an accounts receivables financing transaction;

(F)            leases or subleases or licenses or sublicenses of any real or personal property (including licenses of intellectual property) in the ordinary course of business or consistent with past practice or industry practice;

(G)            to the extent constituting an Asset Sale, any termination, settlement or extinguishment of hedging agreements;

(H)            the issuance of directors’ qualifying shares or shares issued to foreign nationals or other third parties as required by applicable law to maintain the status of any foreign Subsidiary;

(I)              the granting of Permitted Liens;

(J)             consummation of a permitted Sale and Lease Back Transaction; and

(K)            disposition of any intangible tax attributes (including manufacturing or similar tax credits) of the Company or its Subsidiaries for cash in the ordinary course of business consistent with past practices; provided, however, the disposition of amounts received with respect to investment tax credits under investment tax credit financing arrangements shall be limited to the Peachtree Tax Credit Financing and any Additional Tax Credit Financings (as each such term is defined in the Purchase Agreement).

(ii)           The Company shall not, and the Company shall not permit any Issuer Party to be a party to any merger, amalgamation or consolidation, except for (A) any such merger or consolidation of any Subsidiary into the Company or a Guarantor so long as the Company or such Guarantor is the surviving entity and, if the Company and any Guarantor merge, amalgamate or consolidate, the Company shall be the surviving entity, or (B) any such merger or consolidation of any Subsidiary of the Company that is not a Guarantor with and into another Subsidiary of the Company that is not a Guarantor.

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(f)            Restricted Payments. The Company shall not, nor shall the Company permit any Issuer Party to (A) make any dividend or other distribution to any of its equity holders, (B) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (C) pay any management fees or similar fees or related expenses of indemnities to any of its equity holders or any Affiliate thereof, (D) make any redemptions, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Indebtedness that is contractually subordinated in right of payment to the Obligations (other than intercompany debt between or among the Issuer Parties) or (E) set aside funds for any of the foregoing (each of the foregoing, a “Restricted Payment”). Notwithstanding the foregoing, (x) any Subsidiary may pay dividends or make other distributions to any other Subsidiary that is a direct parent or to the Company and (y) the Company may redeem its preferred equity in an amount not to exceed $10,000 in aggregate during the term of this Debenture.

(g)           Transactions with Affiliates. The Company shall not, nor shall the Company permit any Issuer Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates, which is on terms which are less favorable in any material respect than are obtainable from any Person which is not one of its Affiliates, other than transactions between and among the Company and its Subsidiaries that are Guarantors.

(h)            Business Activities. The Company shall not, nor shall the Company permit any Issuer Party, to engage in any line of business other than the businesses engaged in as of the Debenture Issuance Date and businesses reasonably related or ancillary thereto.

(i)             Financial Statements. Subject to Section 4(g)(ii) and 4(g)(iii) of the Purchase Agreement regarding the delivery of material, non-public information by the Company or any of its Subsidiaries to the Holder (it being understood that references to Buyer therein shall be understood to be Holder for purposes hereof):

(i)            Within ninety (90) days after the close of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2024, the Company shall provide the Holder a copy of the annual audit report and related consolidated financial statements of the Company and its Subsidiaries for such fiscal year, certified without qualification by independent auditors of nationally recognized standing selected by the Company, together with a statement of the Company’s management setting forth a discussion of the Company and its Subsidiaries’ consolidated financial condition, changes in financial condition and results of operations.

(ii)           Within forty-five (45) days after the end of each fiscal quarter of the Company, the Company shall provide the Holder a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, together with consolidated statements of income and cash flows for such fiscal quarter and for the period beginning with the first day of the fiscal year of the Company, together with a written statement of the Company’s management setting forth a discussion of the Company and its Subsidiaries’ consolidated financial condition, changes in financial condition and results of operations.

(iii)          For avoidance of doubt, the timely filing of financial statements with the Securities and Exchange Commission with respect to the items set forth in the foregoing clause (i) and (ii) shall be sufficient to satisfy the requirements of this Section (4)(i) and (4)(ii) for any such time period.

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(j)            Notices. Promptly upon the occurrence of any of the following a senior office of the Company shall deliver written notice to the Holder describing the same and the steps being taken by the Company or the applicable Subsidiary affected therewith with respect to:

(i)            the occurrence of a Default or Event of Default;

(ii)           the occurrence of any event that could reasonably be expected to have a material adverse effect upon the Liens created by the Security Documents;

(iii)          the receipt by the Company or any Subsidiary of any notice of default or event of default with respect to any other indebtedness of the Company or any Subsidiary in excess of $12,500,000 in principal amount; and

(iv)          in any case of any proceeding, notice of any if any potential adverse determination could reasonably be expected to result in a judgment lien in an amount in excess of $12,500,000.

(k)            Books and Records; Inspections. Keep proper books of records and accounts, in which full, true, and correct entries in conformity with GAAP and all laws shall be made of all dealings and transactions and assets in relation to its business and activities, and permit the Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records, at reasonable times and on reasonable advance written notice, and to discuss its business operations, properties, and financial and other condition with its officers and employees and its independent certified public accountants.

(l)             Securities Account / Money Market Account / Deposit Account Matters. The Company shall not, and shall not permit any Subsidiary to, take any of the following actions:

(i)            Add any account to any cash management automatic transfer structure, cash concentration service or any similar program associated with the deposit account maintained by the Company with J.P. Morgan Chase, N.A. with account number 70823709 (“Master Operating Account”) (it being acknowledged and agreed that the only account that may be subject to such arrangements in connection with the Master Operating Account is the lockbox account with account number 78263881);

(ii)           Enter into any cash management transfer structure, cash concentration service or any similar program offered by J.P. Morgan Chase, N.A., any depositary bank, any securities intermediary or any other Person to link any account under such transfer program(s) to any account subject to a deposit account control agreement or securities account control agreement in favor of the Collateral Agent without the prior written consent of the Collateral Agent and the Holder;

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(5)            INDEMNIFICATION.          With respect to Registrable Securities which are included in the Registration Statement:

(a)            To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Holder, its investment manager and their respective directors, officers, partners, members, employees, agents, representatives, and successors and assigns of, and each Person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) related the resale of the Registrable Securities or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (5)(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Indemnified Person expressly for use in connection with the preparation of the Registration Statement, prospectus or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of an Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Company; (iii) shall not be available to the extent such Claim is based on any finally adjudicated violation of law by an Indemnified Person in the sale of Registrable Securities due to the manner of sale of the Registrable Securities, (iv) shall not be available to the extent such Claim is based on any use by an Indemnified Person of a free writing prospectus, (v)  shall not be available to the extent such Claim is based on an Indemnified Person’s sale of Registrable Securities during a Blackout Period and (vi) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

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(b)           In connection with a Registration Statement and any prospectus related to the resale of the Registrable Securities, the Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section (5)(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages: (i) arise out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Indemnified Person expressly for use in connection with the preparation of the Registration Statement, prospectus or any such amendment thereof or supplement thereto; (ii) arise out of or is based upon a failure of an Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Company; (iii) arise out of or is based upon any finally adjudicated violation of law by an Indemnified Person in the sale of Registrable Securities due to the manner of sale of the Registrable Securities, (iv) arise out of or is based upon any use by an Indemnified Person of a free writing prospectus or (v) arise out of or is based upon an Indemnified Person’s sale of Registrable Securities during a Blackout Period; and, subject to Section (6)(d), the Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section (5)(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section (5)(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Holder (or its affiliates) as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (5)(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Holder prior to the Holder’s use of the prospectus to which the Claim relates.

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(c)            Promptly after receipt by an Indemnified Person or Indemnified Party under this Section (5) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section (5), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section (5), except solely to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

(d)           The indemnification required by this Section (5) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)            The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(6)            REISSUANCE OF THIS DEBENTURE.

(a)           Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred.

(b)            Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (6)(d)) representing the outstanding Principal.

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(c)            Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (6)(a) or Section (6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7)      NOTICES.   Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or email and will be deemed to have been delivered: upon either (A) receipt, when delivered personally, (B) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same or (C) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Plug Power Inc.
125 Vista Boulevard, Slingerlands, New York 12159 Attention: General Counsel Telephone: (518) 738-0970 E-Mail: gconway@plugpower.com

with a copy (which shall not constitute notice) to:	Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 Attention: James P. Barri, Reid Bagwell and Audrey S. Leigh E-Mail: jbarri@goodwinlaw.com, rbagwell@goodwinlaw.com; aleigh@goodwinlaw.com

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If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8)            NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not, without the consent of the Holder, (i) except with respect to any contractual commitment in effect prior to the date hereof and disclosed in the Periodic Reports or in accordance with any Approved Stock Plan, repay, repurchase or offer to repay, repurchase or otherwise acquire (or allow any of its Subsidiaries repay, repurchase or offer to repay, repurchase or otherwise acquire) for cash Common Shares of the Company (provided, the foregoing shall not (A) restrict any such repayment, repurchase or other acquisition or offer that is financed in connection with such repayment, repurchase or offer), (B) prohibit repurchases by the Company deemed to occur upon exercise of stock options if such Common Shares represent a portion of the exercise price of such options, (C) prohibit the repurchase, acquisition or retirement of Common Shares deemed to occur upon the vesting of restricted shares, or the Company’s withholding of a portion of the Common Shares granted or awarded to pay for the taxes payable upon such grant or award (or the vesting thereof) or to cover any other tax withholding obligations of the Company or any of the Company’s Subsidiaries upon the exercise, vesting or settlement of equity incentive awards (including stock options, restricted stock awards and restricted stock unit awards) or (D) purchases, redemptions or other acquisitions of fractional Common Shares of the Company arising out of a consolidation, merger or sale of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, that is permitted by this Debenture); (ii) enter into any agreement with respect to the foregoing; or (iii) enter into any agreement, arrangement or transaction in or of which the terms thereof would contractually restrict or prohibit the Company from performing its obligations under this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder.

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(9)            NO STOCKHOLDER RIGHTS. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

(10)          CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a)            Governing Law. This Debenture and the rights and obligations of the Company and the Holder hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)            Jurisdiction; Venue; Service.

(i)            The Company and the Holder hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)           The Company and the Holder agree that venue shall be proper in any court of the Governing Jurisdiction selected by the Company or the Holder, as applicable, or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company and the Holder waive any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)          Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder or the Holder against the Company arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. Neither the Company nor the Holder shall file any counterclaim against the Holder or the Company, as the case may be, in any suit, claim, action, litigation or proceeding brought by the Holder against the Company or by the Company against the Holder, as the case may be, in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Company or the Holder, as the case may be, brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in such jurisdiction in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company or the Company against the Holder, as the case may be. The Company and the Holder agree that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder or the Holder against the Company in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company and the Holder irrevocably and unconditionally agree that they will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder or the Company, as the case may be, arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(iv)          The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Debenture, such service to become effective thirty (30) days after the date of mailing.

(v)           Nothing herein shall affect the right of the Holder or the Company to serve process in any other manner permitted by law.

(c)            THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(11)            VOTE TO ISSUE, OR CHANGE THE TERMS OF, THE DEBENTURE AND OTHER DEBENTURES. The prior written consent of the Required Holders and the Company shall be required for any change, waiver or amendment to this Debenture and the Other Debentures. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Debenture and the Other Debentures; provided, however, that no such change, waiver or, as applied to this Debenture or any of the Other Debentures, shall, without the written consent of the particular holder of this Debenture or such Other Debenture, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, reduce the Interest Rate or change the Maturity Date, of this Debenture or the Other Debentures, (ii) change the definition of Required Holders, ( (iii) make this Debenture payable in a currency other than U.S. dollars, or (iv) change the ranking of this Debenture or the Other Debentures or (v) modify any of the provisions of, or impair the right of any holder of this Debenture or the Other Debentures under, this Section (11). An instrument in writing signed by the Required Holders and the Company shall be required for any change or amendment or waiver of any provision to this Debenture and the Other Debentures

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(12)           WITHHOLDING. Notwithstanding anything in this Debenture to the contrary, the Company shall be entitled to deduct or withhold from any payment made pursuant to this Debenture in whole or in part any amount required to be deducted or withheld under applicable law with respect to the making of such payment or delivery; provided, that before making any deduction or withholding pursuant to this Section (12), the Company shall (i) provide reasonable prior notice to the Holder in respect of whom such deduction or withholding is to be made (together with the legal basis therefor), (ii) afford the Holder with a reasonable opportunity to provide any forms or other documentation or take such other steps in order to avoid such deduction or withholding, and (iii) reasonably cooperate with the Holder in good faith to reduce or eliminate any amounts that would otherwise be deducted or withheld. To the extent that amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes with respect to this Debenture as having been paid to the Person in respect of which such deduction or withholding was made. The Holder shall deliver to the Company on the date hereof (and from time to time thereafter upon the reasonable request of the Company) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8, as applicable.

(13)          PREVAILING PARTY.         If any legal action, dispute or other proceeding is brought for the enforcement of this Debenture or any other Transaction Document, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Debenture or any other Transaction Document, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, reasonable attorneys’ fees, court costs and all expenses, including, without limitation, all such fees, costs and expenses in connection with any appeal, incurred in that action, dispute or other proceeding, in addition to any other relief to which such party or parties may be entitled.

(14)            SEVERABILITY. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(15)            CONSTRUCTION; HEADINGS. This Debenture shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

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(16)          CANCELLATION. After all Principal, any accrued Interest and any other amounts at any time owed on this Debenture have been paid in full, this Debenture shall automatically be deemed canceled and shall not be reissued, sold or transferred.

(17)          NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Debenture or for any claim based on, in respect of, or by reason of, such obligations or its creation. By accepting this Debenture, the Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

(18)          SEVERABILITY. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(19)          CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a)            “Acquisition” means any transaction or series of related transactions for the purpose of or resulting directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a person, (b) the acquisition in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

(b)            “Affiliate” has the meaning set forth in Rule 144 as in effect on the Issuance Date.

(c)            “Blackout Commencement Notice” means a notice sent by the Company to the Holder that states that the use of the Registration Statement for the resale of Registrable Securities is suspended; provided that the Company may only send such notice to the Holder if there occurs or exists any pending corporate development, filing with the Commission or any other event, in each case that, in the Company’s reasonable and good faith judgment, makes it appropriate to suspend the availability of the Registration Statement.

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(d)            “Blackout Period” means the period from and including the time of the delivery of any Blackout Commencement Notice to the Holder to the time of the delivery of the related Blackout Termination Notice to the Holder.

(e)            “Blackout Period Extension Determination” means a good faith determination by the Company’s board of directors (or a committee thereof duly authorized to act on behalf of such board) that the termination of a Blackout Period would require public disclosure relating to a proposed or pending material business transaction and such disclosure would be reasonably likely to impede the consummation of such transaction or would otherwise be materially detrimental to the Company and its Subsidiaries, taken as a whole.

(f)            “Blackout Termination Notice” means a notice sent by the Company to the Holder that states the suspension of the Registration Statement for the resale of the Registrable Securities is no longer needed or appropriate.

(g)            “Bloomberg” means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).

(h)            “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(i)            “Calendar Month” means one of the twelve months of the year.

(j)            “Cash Equivalent” means any of the following:

(i)            direct obligations of the United States of America, the United Kingdom or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, the United Kingdom or any member of the European Union or any agency thereof, in each case with maturities not exceeding one year from the date of acquisition thereof;

(ii)           time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or other financial institution that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of $500,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

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(iii)          repurchase obligations with a term of not more than 185 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (ii) above;

(iv)          commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P or F1 or higher by Fitch;

(v)           [reserved];

(vi)         shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (i) through (v) above;

(vii)         money market funds that (x) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (y) are rated AAA by S&P or Aaa by Moody’s or AAA by Fitch and (z) have portfolio assets of at least $5,000,000,000;

(viii)        any Investments permitted by the Company’s investment policy, as in effect on the date hereof; and

(ix)          solely with respect to Subsidiaries of the Company that are not Guarantors, instruments equivalent to those referred to in clauses (i) through (viii) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Company or any Subsidiary, in each case, organized in such jurisdiction.

(k)            “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) any transaction or event (whether by means of (A) a share exchange or tender offer applicable to the Common Shares that is subject to the then-applicable tender offer rules under the Exchange Act or (B) a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company) or a series of related transactions or related events pursuant to which the outstanding Common Shares of the Company are exchanged for, converted into or constitute solely the right to receive cash, securities or other property, and after giving effect to such transaction or event, the Persons who held the Common Shares immediately prior to such transaction or event cease to hold a majority of the voting power of the acquirer or successor immediately following such transaction or event, or (c) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties and/or other assets of the Company and its Subsidiaries on a consolidated basis to another Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries, unless, in connection with the occurrence of any of the events, transactions or other actions described in the foregoing subclauses (a) through (c), all amounts due under this Debenture are paid in full or the Holder consents to such Change of Control Transaction.

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(l)             “Claims” shall have the meaning set forth in Section (5)(a).

(m)            “Collateral” means (i) “Collateral” as defined in the Security Agreement, (ii) “Collateral” as defined in the Purchase Agreement, and (iii) all other collateral security given by any Person to the Collateral Agent for the benefit of the Secured Parties.

(n)            “Collateral Agent” shall have the meaning set forth in the Purchase Agreement.

(o)            “Commission” means the Securities and Exchange Commission.

(p)            “Common Shares” means the common stock, par value $0.01, of the Company, as such common stock may hereafter be changed or reclassified.

(q)            “Company” shall have the meaning set forth in the preamble of this Debenture.

(r)            “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)            “Debenture” shall have the meaning set forth in the preamble of this Debenture.

(t)            “Default” means any event described in Section 3 that, if it continues uncured, will, with the lapse of any applicable grace period or the giving of notice or both, constitute an Event of Default.

(u)            “Default Rate” shall have the meaning set forth in Section (1)(b).

(v)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)           “GAAP” means generally accepted accounting principles in effect in the United States of America.

(x)            “Governing Jurisdiction” shall have the meaning set forth in Section (11)(a).

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(y)            “Guarantor” means, on the date hereof, each of Alloy Custom Products, LLC, Applied Cryo Technologies, Inc., Peachtree Renewables, LLC, Joule Processing, LLC, Plug Power Hydrogen Holdings, Inc., Plug Project Holding Co. LLC, Hypulsion U.S. Holding, Inc. and United Hydrogen Group, Inc. and thereafter each Subsidiary of the Company required to become a Subsidiary Guarantor pursuant to Section 4(l) of the Purchase Agreement.

(z)            “Holder” shall have the meaning set forth in the preamble of this Debenture.

(aa)          “Indebtedness” means of any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(bb)         “Indemnified Damages” shall have the meaning set forth in Section (5)(a).

(cc)          “Indemnified Person” shall have the meaning set forth in Section (5)(a).

(dd)         “Issuance Date” shall have the meaning set forth in the preamble of this Debenture.

(ee)          “Interest Rate” shall have the meaning set forth in Section (1)(b).

(ff)           “Investments” means with respect to any Person, (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person or (d) the making of an Acquisition. The amount of any Investment shall be measured as of the date on which such Investment is made and shall be reduced by the amount of any cash or cash equivalent Investments received in respect thereof.

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(gg)          “Issuer Party” means the Company and each of its Subsidiaries other than an Immaterial Subsidiary or an Excluded Subsidiary (as each of such terms is defined in the Purchase Agreement.

(hh)         “Maturity Date” shall have the meaning set forth in Section (1)(a).

(ii)            “Obligations” means all of the Company’s obligations, indebtedness or liabilities of the Company to the Holder under the Transaction Documents at any time, including all Debenture Obligations and Secured Obligations.

(jj)            “Other Debentures” means any other debentures issued pursuant to the Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(kk)          “Permitted Acquisition” shall have the meaning set forth in Section (4)(d)(xiii).

(ll)            “Permitted Investments” shall have the meaning set forth in Section (4)(d).

(mm)        “Permitted Liens” shall have the meaning set forth in Section (4)(c).

(nn)         “Permitted Prior Liens” means, individually and collectively, Liens arising under Section (4)(c)(iii) (solely with respect to inchoate tax liens permitted thereunder), (4)(c)(iv), (4)(c)(vii), (4)(c)(viii), (4)(c)(xvi), (4)(c)(xvii), (4)(c)(xix) (solely with respect to the goods held by such customs or revenue authorities), (4)(c)(xx) (if prior by operation of law), (4)(c)(xxviii) (but only to the extent set forth therein) and (4)(c)(xxix) (but only to the extent set forth therein), in each case, to the extent prior by operation of law.

(oo)         “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(pp)         “Principal” shall have the meaning set forth in the preamble of this Debenture.

(qq)          “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, or the Nasdaq Global Select Market, or such successor thereto, the “Principal Market” shall mean that market on which the Common Shares are then listed or traded

(rr)          “Purchase Agreement” shall have the meaning set forth in the preamble of this Debenture.

(ss)          “Register” shall have the meaning set forth in Section (2)(d).

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(tt)           “Registered Debenture” shall have the meaning set forth in Section (2)(d).

(uu)         “Registrable Securities” means the Warrant Shares issuable upon exercise of the Warrants (without giving effect to any limitations on exercise set forth in the Warrant); provided, however, that any such Warrant Shares shall cease to be a Registrable Security upon the earliest to occur of the following events: (1) the date on which such Warrant Share has been registered under the Securities Act and is disposed of in accordance with an effective Registration Statement relating thereto (2) the date on which such Warrant Share ceases to be outstanding (or issuable pursuant to the Warrant, as of the date of determination (without giving effect to any limitations on exercise set forth in the Warrant); and (3) the date on which such Warrant Share becomes eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act.

(vv)         “Registration Statement” has the meaning given such term in the Purchase Agreement.

(ww)        “Required Holders” has the meaning given such term in the Purchase Agreement.

(xx)           “Requisite Stockholder Approval” has the meaning given to such term in the Purchase Agreement.

(yy)        “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

(zz)          “Sale and Lease Back Transaction” means any arrangement, directly or indirectly, with any Person whereby the Company or its Subsidiaries shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that such either (x) transaction is existing, or contractually committed, on the date hereof and set forth on Schedule 4(b) and or (y) any Asset Sale in connection with such Sale and Lease-Back Transaction is for fair market value and at least 75% of the proceeds of such Asset Sale is in the form of cash.

(aaa)        “Secured Parties” shall have the meaning given to such term in the Security Agreement.

(bbb)       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ccc)        “Security Agreement” refers to the Guaranty and Security Agreement identified in the Purchase Agreement.

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(ddd)       “Security Documents” shall have the meaning ascribed to such term in the Purchase Agreement.

(eee)        “Share Authorization Event” means that the Company shall have obtained stockholder approval (i) to increase the number of its authorized Common Shares, or (ii) for a reverse stock split with respect to its Common Shares, in either the case of sub-clause (i) or (ii), followed by the filing of the applicable amendment to the certificate of incorporation of the Company, which has the effect of increasing the number of authorized shares available to be issued.

(fff)          “Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

(ggg)       “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. Unless otherwise specified, Subsidiary refers to a Subsidiary of the Company.

(hhh)       “Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted on a Principal Market, then Trading Day shall mean a Business Day.

(iii)           “Transaction Document” has the meaning given such term in the Purchase Agreement.

(jjj)           “Underlying Securities” has the meaning given such term in the Purchase Agreement.

(kkk)        “Violations” shall have the meaning set forth in Section (5)(a).

(lll)           “Warrant” has the meaning set forth in the Purchase Agreement.

(mmm)     ”Warrant Shares” has the meaning set forth in the Purchase Agreement.

(nnn)       “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Secured Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

PLUG POWER INC.

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT

See attached.

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY NOT BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PLUG POWER INC.

Warrant To Purchase Common Stock

Warrant No.: 1

Number of Shares of Common Stock:

Date of Issuance:            , 2025 (“Issuance Date”)

Plug Power Inc., a company organized under the laws of State of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YA II PN, Ltd., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 10. This Warrant (the “Warrant”) is issued pursuant to that certain Secured Debenture Purchase Agreement, dated as of April 28, 2025 by and between the Company and YA II PN, Ltd (the “Debenture Purchase Agreement”).

The Holder by accepting this Warrant represents that the Holder understands that this Warrant and any Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable securities laws and is acquiring this Warrant for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. The Holder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D. The Holder does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in the Debenture Purchase Agreement) to distribute the Warrant or any Warrant Shares in violation of applicable securities laws. The Holder acknowledges that this Warrant and the Warrant Shares, if any, will bear a legend indicating that they have not been registered under the Securities Act and may not be sold by the Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the Securities Act and in accordance with federal and state securities laws.

EXERCISE OF WARRANT.

(a)            Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. On or before the second (2nd) Trading Day following the delivery of the Exercise Notice (the “Share Delivery Date”), the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company pursuant to the Exercise Notice that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)) and provide the Company with a completed form of a Selling Securityholder Questionnaire, stockholder and broker representation letters and, other than any required legal opinion, which shall be provided by counsel to the Company at the Company’s expense, any other documents reasonably requested by the Company’s transfer agent (the “Transfer Agent”) (collectively, the “Stockholder Documents”), in each case in form and substance reasonably satisfactory to the Transfer Agent. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Exercise Notice has been delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Transfer Agent. So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) and the Stockholder Documents on or prior to the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or provide evidence of a credit book entry of shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. The Company shall not be responsible for any fees incurred by the Holder in connection with the sale or other transfer of such Warrant Shares (including any underwriting, brokerage or similar fees or discounts of selling commissions, or any stock transfer taxes or any other taxes borne by the Holder). If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(b)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or any incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Subject to the foregoing, the Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof, including any United States withholding taxes imposed on any dividends or deemed dividends, and the Company shall be entitled to withhold such tax liability from shares of Common Stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to the relevant Holder as required by applicable law. The Company will not close its stockholder books or records in any matter that prevents the timely exercise of this Warrant, pursuant to the terms hereof. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise and the Stockholder Documents. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)            Exercise Price. For purposes of this Warrant, “Exercise Price” means $[·] per share1, subject to adjustment as provided herein.

(c)            Company’s Failure to Timely Deliver Securities or Unavailability of Registration Statement. If either (I) the Company shall fail for any reason or for no reason to issue or credit, as the case may be, to the Holder on or prior to the applicable Share Delivery Date subsequent to the timely receipt of the Aggregate Exercise Price (or notice of a Cashless Exercise) and the Stockholder Documents, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate or evidence of a book-entry credit for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate or evidence of a book-entry credit to the Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) if a Notice Failure occurs, and, in each case, if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times and (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in the DTC Fast Automated Securities Transfer Program (“FAST”). In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date and timely receipt of the Aggregate Exercise Price (or notice of a Cashless Exercise) and the Stockholder Documents, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

1 Nasdaq Minimum Price on issuance date

(d)           Cashless Exercise. If at the time of exercise hereof, there is no effective registration statement, or the prospectus contained therein is not available for the issuance or resale of the Warrant Shares to or by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” (a “Cashless Exercise”) in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A-B) * (X) by (A), where:

A=	as applicable, (i) the VWAP (as defined herein) on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the VWAP on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day;

B=	the Exercise Price of this Warrant, as adjusted hereunder; and

X=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised. The Company agrees not to take any position contrary to this Section 1(d). Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 1(c) and 3(b), in no event will the Company be required to net cash settle a Warrant exercise.

(e)            Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of the Maximum Percentage (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible debentures or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(e). For purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Maximum Percentage, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Exercise Price paid by the Holder for the Excess Shares. The Maximum Percentage shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant (the “Maximum Percentage”). Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of the Warrant that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)            Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)            Adjustment Upon Stock Dividends and Splits. If the Company at any time while this Warrant it outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for the avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a greater number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then, in each case, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Exercise Price of this Warrant shall remain unchanged. Any adjustment under this Section 2(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

3.              RIGHTS UPON DISTRIBUTION OF ASSETS. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than dividends or distributions subject to Section 2(b) above (a “Distribution”), or other than a reclassification to which Section 4(b) applies, then at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.              PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)            Purchase Rights. If at any time after the date hereof and on or prior to the Expiration Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)            Fundamental Transaction. If at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a reincorporation in a different state), (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s (including its Subsidiaries, taken as a whole) assets in one or a series of related transactions (which shall not include a license or other agreement granting rights to intellectual property), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding voting power of the common and preferred equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding voting power of the common and preferred equity of the Company (the “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 4(c) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(c) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any Successor Entity in a Fundamental Transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(c)            Calculations. All calculations under Sections 2, 3 and 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of Sections 2, 3 and 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5.            NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as the Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant (without regard to any limitations on exercise).

6.             LEGEND ON SHARES ISSUED UPON EXERCISE. Except to the extent the resale of the shares of Common Stock issuable upon exercise hereof are registered for resale, or may be sold to the public pursuant to Rule 144 under the Securities Act, the Warrant Shares will be imprinted with a conspicuous legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLEY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN A GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

7.             REISSUANCE OF THE WARRANT.

(a)            Transfer of Warrant. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

8.              NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by International Federal Express or electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day:

(i)            if to the Company, to:

Plug Power Inc.

125 Vista Boulevard

Slingerlands, New York, 12159

Attention: General Counsel

Telephone: (518) 782-7700

Email: gconway@plugpower.com

(ii)            if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

The Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.             MISCELLANEOUS.

(a)            No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(a), except as expressly set forth in Sections 2, 3 and 4. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 1(d), or to receive cash payments contemplated by Sections 1(a) and 1(c) herein, in no event will the Company be required to net cash settle an exercise of this Warrant.

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)            Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon exercise hereunder and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(d)            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and, by accepting this Warrant, the Holder each agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company or the Holder or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company and, by accepting this Warrant, the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and, by accepting this Warrant, the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH OF THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)            Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(f)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Debenture Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)            Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

(h)            Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)             Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)             Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

(l)             Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)           Headings. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

10.            CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)            “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)            “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)            “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported on the Pink Open Market as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value of such securities as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d)            “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the 30-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(b) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow.

(e)            “Bloomberg” means Bloomberg Financial Markets.

(f)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

(g)            “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 50% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the Exchange Act and listed on an Eligible Market shall be deemed a Change of Control.

(h)            “Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(i)             “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)             “Eligible Market” means The NASDAQ Capital Market, the NYSE American LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange, Inc.

(k)            “Expiration Date” means the date that is the third anniversary after the date hereof or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(l)             “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(m)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(n)            “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction or Change of Control.

(o)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(p)            “Principal Market” means The NASDAQ Capital Market (or any successors to any of the foregoing).

(q)            “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or Change of Control or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction or Change of Control shall have been entered into.

(r)            “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(s)            “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(t)            “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

(u)            “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to purchase Common Stock to be duly executed as of the Issuance Date set out above.

PLUG POWER INC.

By:
	Name:	Paul B. Middleton
	Title:	Chief Financial Officer and Executive Vice President